                            EXHIBIT 1 TO Form 8-K








                                       9




                 AGREEMENT AND PLAN OF REORGANIZATION AND MERGER

                                   dated as of

                                  March 6, 1998

                                  by and among

                              TATONKA ENERGY, INC.
                           (an Oklahoma corporation);


                         TATONKA ENERGY SUBSIDIARY, INC.
                             (a Texas corporation),


                                 PHY. MED., INC.
                              (a Texas corporation)


                                       and


                        THE STOCKHOLDERS OF PHYMED, INC.



                                TABLE OF CONTENTS

                                                                                                      Page
ARTICLE I  DEFINITIONS...................................................................................2
         Section 1.1   Definitions.......................................................................2
         Section 1.2   Rules Of Interpretation...........................................................5

ARTICLE II  THE MERGER...................................................................................5
         Section 2.1   The Merger........................................................................5
         Section 2.2   The Closing.......................................................................6
         Section 2.3   Effective Time....................................................................6
         Section 2.4   Articles of Incorporation of Surviving Corporation................................6
         Section 2.5   Bylaws of Surviving Corporation...................................................6
         Section 2.6   Directors of the Surviving Corporation............................................6
         Section 2.7   Officers of the Surviving Corporation.............................................6
         Section 2.8   Conversion of Company Common Stock................................................6
         Section 2.9   Exchange of Certificates Representing Shares of the Company
                  Common Stock...........................................................................8
         Section 2.10   Fractional Shares................................................................8

         Section 2.11 Percentage Protection Provision....................................................8

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF THE COMPANY...............................................9
         Section 3.1   Organization and Good Standing; Qualification.....................................9
         Section 3.2   Authorization and Validity.......................................................10
         Section 3.3   Governmental Authorization.......................................................10
         Section 3.4   Capitalization...................................................................10
         Section 3.5   Transactions in Capital Stock....................................................11
         Section 3.6   Continuity of Business Enterprise................................................11
         Section 3.7   Subsidiaries and Investments.....................................................11
         Section 3.8   Absence of Conflicting Agreements or Required Consents...........................11
         Section 3.9   Absence of Changes...............................................................12
         Section 3.10  No Undisclosed Liabilities.......................................................13
         Section 3.11  Litigation and Claims............................................................13
         Section 3.12  No Violation of Law..............................................................13
         Section 3.13  Lease Agreements.................................................................13
         Section 3.14  Real and Personal Property.......................................................14
         Section 3.15  Indebtedness for Borrowed Money..................................................14
         Section 3.16  Contracts and Commitments........................................................14
         Section 3.17  Employee Matters.................................................................15
         Section 3.18  Labor Relations..................................................................16
         Section 3.19  Employee Benefit Plans...........................................................16
         Section 3.20  Environmental Matters............................................................18
         Section 3.21  Filing Reports...................................................................19
         Section 3.22  Insurance Policies...............................................................19
         Section 3.23  Licenses, Authorization and Provider Programs....................................20

                                       11




         Section 3.24  Inspections and Investigations...................................................21
         Section 3.25  Proprietary Rights and Information...............................................22
         Section 3.26  Taxes............................................................................22
         Section 3.27  Related Party Arrangements.......................................................24
         Section 3.28  Banking Relations................................................................24
         Section 3.29  Fraud and Abuse and Self Referral................................................24
         Section 3.30  Restrictions on Business Activities..............................................24
         Section 3.31  Agreements in Full Force and Effect..............................................24
         Section 3.32  Statements True and Correct......................................................25
         Section 3.33  Disclosure Schedules.............................................................25
         Section 3.34  Finders' Fees....................................................................25

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF TATONKA....................................................25
         Section 4.1   Organization and Good Standing; Qualification....................................25
         Section 4.2   Authorization and Validity.......................................................26
         Section 4.3   Governmental Authorization.......................................................26
         Section 4.4   Capitalization...................................................................26
         Section 4.5   Absence of Conflicting Agreements or Required Consents...........................27
         Section 4.6   Absence of Changes...............................................................28
         Section 4.7   No Undisclosed Liabilities.......................................................28
         Section 4.8   Litigation and Claims............................................................28
         Section 4.9   No Violation of Law..............................................................28
         Section 4.10  Employee Matters.................................................................28
         Section 4.11  Taxes............................................................................28
         Section 4.12  Related Party Arrangements.......................................................30
         Section 4.13  Statements True and Correct......................................................30
         Section 4.14  Disclosure Schedules.............................................................30
         Section 4.15  Finder's Fees....................................................................30

ARTICLE V CLOSING DATE REPRESENTATIONS AND WARRANTIES REGARDING
                TATONKA SUB.............................................................................30
         Section 5.1   Authorization and Validity.......................................................30
         Section 5.2   No Violation.....................................................................30
         Section 5.3   No Business, Agreements, Assets or Liabilities ..................................30

ARTICLE VI COVENANTS OF THE COMPANY.....................................................................31
         Section 6.1   Conduct of The Company...........................................................31
         Section 6.2   Title to Assets; Indebtedness....................................................32
         Section 6.3   Access...........................................................................32
         Section 6.4   Acquisition Proposals............................................................33
         Section 6.5   Compliance With Obligations......................................................33
         Section 6.6   Notice of Certain Events.........................................................33
         Section 6.7   Stockholders' Consent............................................................34
         Section 6.8   Obligations of Company and Stockholders..........................................34
         Section 6.9  Accounting and Tax Matters........................................................34


                                       12



ARTICLE VII  COVENANTS OF TATONKA.......................................................................35
         Section 7.1   Consummation of Agreement........................................................35
         Section 7.2   Requirements to Effect the Merger and Acquisitions...............................35
         Section 7.3   Access...........................................................................35
         Section 7.4   Notification of Certain Matters..................................................35

ARTICLE VIII  COVENANTS OF TATONKA AND THE COMPANY......................................................35
         Section 8.1   Filings; Other Action............................................................35
         Section 8.2   Amendments of Disclosure Schedules...............................................36
         Section 8.3   Actions Contrary to Stated Intent................................................36
         Section 8.4   Public Announcements.............................................................37
         Section 8.5   Expenses.........................................................................37
         Section 8.6   Patient Confidentiality..........................................................37
         Section 8.7   1934 Act filings.................................................................37

ARTICLE IX  CONDITIONS PRECEDENT OF TATONKA AND TATONKA SUB.............................................37
         Section 9.1  Representations and Warranties....................................................37
         Section 9.2  Covenants.........................................................................37
         Section 9.3  Proceedings.......................................................................37
         Section 9.4  No Material Adverse Effect........................................................38
         Section 9.5  Government Approvals and Required Consents........................................38
         Section 9.6  Closing Deliveries................................................................38
         Section 9.7  Stockholder Representation Letter.................................................38

ARTICLE X  CONDITIONS PRECEDENT OF THE COMPANY..........................................................38
         Section 10.1  Representations and Warranties...................................................38
         Section 10.2  Covenants........................................................................38
         Section 10.3  Proceedings......................................................................38
         Section 10.4  Government Approvals and Required Consents.......................................38
         Section 10.5  Closing Deliveries...............................................................38
         Section 10.6  No Material Adverse Effect.......................................................38

ARTICLE XI  CLOSING DELIVERIES..........................................................................39
         Section 11.1  Deliveries of the Company........................................................39
         Section 11.2  Deliveries of Tatonka............................................................40

ARTICLE XII  POST CLOSING MATTERS.......................................................................41
         Section 12.1  Further Instruments of Transfer..................................................41
         Section 12.2  Merger Tax Covenant..............................................................41
         Section 12.3  Current Public Information.......................................................41
         Section 12.4  Change of Tatonka Name...........................................................41

ARTICLE XIII  REMEDIES..................................................................................42
         Section 13.1  Indemnification by the Company and the Stockholders..............................42
         Section 13.2  Indemnification by Tatonka.......................................................42
         Section 13.3  Conditions of Indemnification....................................................43
         Section 13.4  Costs, Expenses and Legal Fees...................................................46
         Section 13.5  Tax Benefits; Insurance Proceeds.................................................46
         Section 13.6  Dispute Resolution...............................................................46

                                       13




ARTICLE XIV  TERMINATION................................................................................48
         Section 14.1  Termination......................................................................48
         Section 14.2  Effect of Termination............................................................48

ARTICLE XV  NONDISCLOSURE OF CONFIDENTIAL INFORMATION...................................................49
         Section 15.1  Non-Disclosure Covenant..........................................................49
         Section 15.2  Damages..........................................................................50
         Section 15.3  Survival.........................................................................50

ARTICLE XVI  MISCELLANEOUS..............................................................................50
         Section 16.1  Amendment; Waivers...............................................................50
         Section 16.2  Assignment.......................................................................50
         Section 16.3  Parties in Interest; No Third Party Beneficiaries................................50
         Section 16.4  Entire Agreement.................................................................50
         Section 16.5  Severability.....................................................................50
         Section 16.6  Survival of Representations, Warranties and Covenants............................51
         Section 16.7  Governing Law....................................................................51
         Section 16.8  Captions.........................................................................51
         Section 16.9  Gender and Number................................................................51
         Section 16.10 Confidentiality; Publicity and Disclosures.......................................51
         Section 16.11 Notice...........................................................................52
         Section 16.12 No Waiver; Remedies..............................................................53
         Section 16.13 Counterparts.....................................................................53
         Section 16.14 Defined Terms....................................................................53

                                    EXHIBITS

Exhibit A - Merger Consideration.......................................................................A-1
Exhibit B - Tatonka Energy, Inc. Preferred Stock Listing...............................................B-1
Exhibit C - Stockholder Representation Letter..........................................................C-1


                 AGREEMENT AND PLAN OF REORGANIZATION AND MERGER


     This Agreement and Plan of Merger (this "Agreement"), dated as of March 6, 1998, is by and among TATONKA ENERGY, INC., an Oklahoma corporation ("Tatonka"), TATONKA ENERGY SUBSIDIARY, INC., a Texas corporation and a wholly-owned subsidiary of Tatonka ("Tatonka Sub"), PHY. MED., INC., a Texas corporation (the "Company") and GEORGE C. BARKER, a Texas resident ("Barker") and the EMPLOYEE STOCK OWNERSHIP PLAN OF PHY. MED., INC. (the "ESOP")(Barker and the ESOP are collectively the "Stockholders").

                                    Recitals

     A. The Company is engaged in the business of owning, operating and acquiring the assets of, and managing the non-medical aspects of, radiology practices and diagnostic imaging centers. All of the shares of the common stock of the Company (the "Company Common Stock") are owned beneficially and of record by the Stockholders.

     B. Tatonka is a publicly-held company that desires to acquire the operations of the Company.

     C. Pursuant to this Agreement, Tatonka, Tatonka Sub, and the Company intend that Tatonka Sub be merged with and into the Company, and that the Company be the sole surviving corporation (sometimes called the "Surviving Corporation"), and Tatonka Sub be the disappearing corporation (sometimes called the "Disappearing Corporation").

     D. Tatonka, Tatonka Sub and the Company have each determined to engage in the transactions contemplated hereby, pursuant to which (i) Tatonka Sub will merge with and into the Company upon the terms and conditions set forth in this Agreement and in accordance with the laws of the State of Texas, (ii) 80% of the outstanding shares of the Company Common Stock shall be converted at such time into shares of common stock, par value $.001 per share, of Tatonka (the "Tatonka Common Stock") as set forth in this Agreement, and (iii) the Company shall become an 80% owned subsidiary of Tatonka.

     E. The parties intend for the transaction contemplated by this Agreement to qualify as a statutory merger within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations promulgated thereunder.

     F. Tatonka has 50,000,000 shares of Common Stock authorized for issuance and 9,916,487 shares issued and outstanding or reserved for issuance. Issuance at the effective Time of all the shares representing the Merger Consideration would result in the issuance of more than such 50,000,000 authorized shares.

     G. The parties to this Agreement contemplate that the Board of Directors and stockholders of Tatonka will approve an amendment to Tatonka's Certificate of Incorporation approving a 1-for-10 reverse stock split.

     H. Upon the effectiveness of such reverse stock split, the shares which have been issued to the Stockholders at the Effective Time will represent one-tenth (1/10th) as many shares as when issued at the Effective Time, and the unissued number of shares which Tatonka will still have a contractual obligation to issue will also thereafter become one-tenth (1/10th) as many shares and will be immediately issued because Tatonka will then have a sufficient number of authorized but unissued shares to issue for this purpose.

                              Terms and Conditions

     NOW,  THEREFORE,  in consideration of the preceding recitals and the mutual
representations,   warranties,  covenants  and  agreements  set  forth  in  this
Agreement, the parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     Section 1.1. Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

     "Affiliate" with respect to any person shall mean a person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such person.

     "Agreement" shall have the meaning set forth in the preamble to this Agreement.

     "Best  knowledge" or "to the  knowledge of" and similar  phrases shall mean
(i) in the case of a natural person, the particular fact was known, or not known, as the context requires, to such person after reasonable investigation and inquiry by such person, and (ii) in the case of an entity, the particular fact was known, or not known, as the context requires, to any of the Stockholders, director or executive officer of such entity after reasonable investigation and inquiry by the executive officers of such entity; provided, however, that to the extent any of the representations, warranties and statements of the Company made specifically in Section 3.20 is expressly qualified to the knowledge or best knowledge of the Company, it shall mean the knowledge of any of the Stockholders, director or executive officer of the Company actually possesses without the necessity of any special inquiry as to the matters which are the subject thereof.

     "Claim Notice" shall have the meaning set forth in Section 13.3(a).

     "Closing" shall mean the closing of the transactions contemplated by this Agreement as set forth in Section 2.2.

     "Closing Date" shall have the meaning set forth in Section 2.2.

     "Code" shall have the meaning set forth in the recitals to this Agreement.

     "Company" shall have the meaning set forth in the preamble to this Agreement.

     "Company Common Stock" shall have the meaning set forth in the recitals to this Agreement.

     "Company Balance Sheet" shall mean the unaudited consolidated balance sheet of Company and its Subsidiaries as of December 31, 1997.

     "Company Financial Statements" shall mean the Company Balance Sheet and the related statements of operations and cash flows of Company and the Company Subsidiaries for the three months and twelve months then ended.

     "Company Right" shall mean all arrangements, calls, commitments, agreements, options, rights to subscribe to, scrips, understandings, warrants, or other binding obligations of any character whatsoever relating to or securities or rights convertible into or exchangeable for, shares of Company Common Stock, or by which the Company is or may be bound to issue additional shares of Company Common Stock or other Company Rights.

     "Company Subsidiaries" shall have the meaning set forth in Section 3.7.

     "Confidential Information" shall mean all trade secrets and other confidential and/or proprietary information of the particular person, including, but not limited to, information derived from reports, processes, data, know-how, software programs, improvements, inventions, strategies, compensation structures, reports, investigations, research, work in progress, codes, marketing and sales programs and plans, financial projections, cost summaries, formulae, contract analyses, financial information, forecasts, confidential filings with any state or Federal agency, and all other confidential concepts, methods of doing business, ideas, materials or information prepared or performed for, by or on behalf of such person by its employees, officers, directors, agents, representatives, or consultants.

     "Damages" shall have the meaning set forth in Section 13.1.

     "Disappearing Corporation" shall have the meaning set forth in the recitals to this Agreement.

     "Disclosure Schedules" shall mean the schedules attached to this Agreement as of this date or otherwise delivered by any party pursuant to the terms of this Agreement, as amended or supplemented.

     "Effective Time" shall have the meaning set forth in Section 2.3.

     "Election Period" shall have the meaning set forth in Section 13.3(a).

     "Encumbrance" shall mean any charge, claim, community property interest, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

     "Environmental Laws" shall have the meaning set forth in Section 3.20(e).

     "ERISA" shall have the meaning set forth in Section 3.17.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Indemnified Party" shall have the meaning set forth in Section 13.3(a).

     "Indemnifying Party" shall have the meaning set forth in Section 13.3(a).

     "Indemnity Notice" shall have the meaning set forth in Section 13.3(d).

     "Insurance Policies" shall have the meaning set forth in Section 3.22.

     "IRS" shall mean the Internal Revenue Service.

     "Lease Agreements" shall have the meaning set forth in Section 3.13.

     "Material Adverse Effect" shall mean a material adverse effect on the assets, properties, business, operations, condition (financial or otherwise), liabilities or results of operations of the Person or Persons being referred to, taken as a whole (including its consolidated subsidiaries, if any), in consideration of all relevant facts and circumstances.

     "Medical Waste" shall mean (i) pathological waste, (ii) blood, (iii) sharps, (iv) wastes from surgery or autopsy, (v) dialysis waste, including contaminated disposable equipment and supplies, (vi) cultures and stocks of infectious agents and associated biological agents, (vii) contaminated animals,
(viii) isolation wastes, (ix) contaminated equipment, (x) laboratory waste, (xi) any substance, pollutant, material, or contaminant listed or regulated under any Medical Waste Law, and (xii) other biological waste and discarded materials contaminated with or exposed to blood, excretion, or secretions from human beings or animals.

     "Medical Waste Laws" shall mean the following, including regulations promulgated and orders issued thereunder, as in effect on the date hereof and the Closing Date: (i) the MWTA, (ii) the U.S. Public Vessel Medical Waste Anti-Dumping Act of 1988, 33 USCA Sections 2501 et seq., (iii) the Marine Protection, Research, and Sanctuaries Act of 1972, 33 USCA Sections 1401 et seq., (iv) The Occupational Safety and Health Act, 29 USCA Sections 651 et seq.,
(v) the United States Department of Health and Human Services, National Institute for Occupational Safety and Health, Infectious Waste Disposal Guidelines, Publication No. 88-119, and (vi) any other Federal, state, regional, county, municipal, or other local laws, regulations, and ordinances insofar as they are applicable to any of the Company's assets or operations and purport to regulate Medical Waste or impose requirements related to Medical Waste.

     "Merger" shall have the meaning set forth in Section 2.1.

     "Merger Consideration" shall have the meaning set forth in Section 2.8(a).

     "MWTA" shall mean the Medical Waste Tracking Act of 1988, 42 U.S.C. Sections 6992, et seq.

     "Ordinary course of business" shall mean the usual and customary way in which the particular entity has conducted its business in the past.

     "Payors" shall mean any and all private or governmental Persons, obligated by contract or by law to render payment to the Company in consideration of the performance of professional medical or technical services including, but not limited to, Medicare and Medicaid Programs (as defined in Section 3.23(a)), insurance companies, health maintenance organizations, preferred provider organizations, independent practice associations, hospitals, hospital systems, integrated delivery systems and CHAMPUS.

     "Person" shall mean any natural person, corporation, partnership, joint venture, limited liability company, association, group, organization or other entity.

     "Regulated Activity" shall have the meaning set forth in Section 3.20(c).

     "Reorganization" shall have the meaning set forth in Section 12.2.

     "SEC" shall mean the Securities and Exchange Commission.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Stockholders" shall mean the stockholders of the Company immediately prior to the Effective Time.

     "Surviving Corporation" shall have the meaning set forth in the recitals to this Agreement.

     "Tatonka" shall have the meaning set forth in the preamble to this Agreement.

     "Tatonka Common Stock" shall have the meaning set forth in the recitals to this Agreement.

     "Tatonka Current Balance Sheet" shall mean the unaudited consolidated balance sheet of Tatonka and its Subsidiaries as of September 30, 1997.

     "Tatonka Subsidiaries" shall have the meaning set forth in Section 4.5.

     "Tax Returns" shall include all Federal, state, local or foreign income, excise, corporate, franchise, property, sales, use, payroll, withholding, provider, environmental, duties, value added and other tax returns (including information returns).

     "Third Party Claim" shall have the meaning set forth in Section 13.3(a).

     Section 1.2. Rules Of Interpretation.  The definitions set forth in Section
1.1 shall be equally applicable to both the singular and the plural forms of the terms therein defined and shall cover both genders.

     Unless otherwise  indicated,  reference o an Article number (e.g.,  Article
IV) or a Section number (e.g., Section 6.2) shall be construed to be a reference to the designated Article number or Section number of this Agreement.

                                   ARTICLE II
                                   THE MERGER

     Section 2.1. The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, Tatonka Sub shall be merged with and into the Company in accordance with this Agreement and the separate corporate existence of the Disappearing Corporation shall thereupon cease (the "Merger"). The Company shall be the Surviving Corporation in the Merger and shall continue to be governed by the laws of the State of Texas, and the separate corporate existence of the Company with all its rights, privileges, powers, immunities, purposes and franchises shall continue unaffected by the Merger, except as set forth in this Agreement. The Surviving Corporation may, at any time concurrent with and/or after the Effective Time, take any action in the name of or on behalf of the Disappearing Corporation in order to effectuate the transactions contemplated by this Agreement.

     Section 2.2. The Closing. Unless this Agreement has been terminated in accordance with its terms, the closing (the "Closing") shall take place at 10:00 a.m., local time, on March 20, 1998, at the offices of McKinnon & Associates, Inc., a Professional Corporation, 10000 North Central Expressway, Suite 1540, Dallas, Texas 75231-416, or such other time and/or place as may be mutually agreed by the parties to this Agreement. If the Closing shall not have taken place by April 30, 1998, this Agreement shall automatically terminate and shall be of no further force or effect, unless extended by the mutual agreement of the parties to this Agreement.

     Section 2.3. Effective Time. If all the conditions to the Merger set forth in Articles IX and X shall have been fulfilled or waived in accordance herewith and this Agreement shall not have been terminated in accordance with Article XIV, the parties hereto shall cause to be properly executed and filed on the Closing Date, Articles of Merger meeting the requirements of Section 5.04 of the Texas Business Corporation Act. The Merger shall become effective at the time of the filing of such documents with the Secretary of State of the State of Texas, in accordance with such law or at such later time which the parties have agreed upon and designated in such filings as the effective time of the Merger (the "Effective Time").

     Section 2.4. Articles of Incorporation of Surviving Corporation. Effective at the Effective Time, the Articles of Incorporation of the Company in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation provided that the Articles shall be amended to change the name of the Surviving Corporation to "PhyMed Diagnostic Imagining Center Dallas, Inc." and to limit the liability of directors as permitted under the Texas Business Corporation Act.

     Section 2.5. Bylaws of Surviving Corporation. The Bylaws of Tatonka Sub in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation without any amendment or modification as a result of the Merger, until duly amended in accordance with applicable laws.

     Section 2.6. Directors of the Surviving Corporation. The persons who are directors of the Company immediately prior to the Effective Time shall submit a written resignation in form and substance acceptable to Tatonka, effective as of the Effective Time. The directors of the Surviving Corporation following the Effective Time shall be set forth in Exhibit 2.6.

     Section 2.7. Officers of the Surviving Corporation. The persons who are officers of the Company immediately prior to the Effective Time shall submit a written resignation in form and substance acceptable to Tatonka, effective as of the Effective Time. The officers of the Surviving Corporation following the Effective Time shall be set forth in Exhibit 2.7.

     Section 2.8. Conversion of Company Common Stock. The manner of converting shares of Company Common Stock in the Merger shall be as follows:

     (a) As a result of the Merger and without any action on the part of the holder thereof,

                  (i) all 500 shares of Company Common Stock held by Barker at the Effective Time shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and the certificate or certificates representing shares of Company Common Stock held by Barker shall thereafter cease to have any rights with respect to such shares of Company Common Stock, except the right to receive validly issued, fully paid and nonassessable shares of Tatonka Common Stock as determined in accordance with the provisions of Exhibit A attached hereto; and

                  (ii) 140 of the 300 shares of Company Common Stock held by the ESOP at the Effective Time shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and the certificate or certificates representing 140 of the 300 shares of Company Common Stock held by the ESOP shall thereafter cease to have any rights with respect to such shares of Company Common Stock, except the right to receive validly issued, fully paid and nonassessable shares of Tatonka Common Stock as determined in accordance with the provisions of Exhibit A attached hereto;

such  shares  of  Tatonka   Common   Stock  are   referred  to  as  the  "Merger
Consideration".

     Tatonka has 50,000,000 shares of Common Stock authorized for issuance and 9,916,487 shares issued and outstanding or reserved for issuance. To the extent that the application of this subsection would result in the issuance of more than 50,000,000 shares, the excess over 50,000,000 shall not be issued until such time as the Tatonka stockholders have approved an appropriate amendment to Tatonka's Certificate of Incorporation. Prior to such approval, the Stockholders shall have a contractual right pursuant to this Agreement and the Articles of Merger filed with the Secretary of State of Texas to receive such excess shares, subject to such required stockholder approval.

     The parties to this Agreement contemplate that the Board of Directors and stockholders of Tatonka will approve an amendment to Tatonka's Certificate of Incorporation approving a 1-for-10 reverse stock split. Upon the effectiveness of such reverse stock split, the shares which have been issued to the Stockholders at the Effective Time will represent one-tenth (1/10th) as many shares as when issued at the Effective Time, and the unissued number of shares which Tatonka will still have a contractual obligation to issue will also thereafter become one-tenth (1/10th) as many shares and will be immediately issued because Tatonka will then have a sufficient number of authorized but unissued shares to issue for this purpose.

            (b) Each share of Company Common Stock held in the Company's treasury, if any, at the Effective Time, by virtue of the Merger, shall be canceled and retired without payment of any consideration therefor and shall cease to exist.

            (c) Each Company Right outstanding at the Effective Time shall be terminated and canceled, without payment of any consideration therefor, and shall cease to exist.

            (d) Each share of common stock of Tatonka Sub issued and outstanding at the Effective Time shall be converted to one share of Company Common Stock.

            (e) At the Effective Time, each share of Tatonka Common Stock issued and outstanding as of the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, continue unchanged and remain outstanding as a validly issued, fully paid and nonassessable share of Tatonka Common Stock.

     Section 2.9. Exchange of Certificates Representing Shares of the Company Common Stock.

            (a) At or after the Effective Time and at the Closing (i) the Stockholders, as holders of a certificate or certificates representing shares of the Company's Common Stock to be surrendered pursuant to Section 2.8, shall upon surrender of each certificate or certificates (or completion of appropriate affidavit of lost certificate and indemnity) receive such allocation of Merger
Consideration as determined in accordance with the provisions of Exhibit A attached hereto; and (ii) until each such certificate or certificates representing Company Common Stock have been surrendered by the Stockholders, the certificates for Company Common Stock to be surrendered pursuant to Section 2.8 shall, for all purposes, represent solely the right to receive Merger Consideration as determined in accordance with the provisions of Exhibit A attached hereto and Section 2.8 hereof, if applicable. At the Effective Time, each share of Company Common Stock converted into Merger Consideration shall by virtue of the Merger and without any action on the part of the holders thereof, cease to be outstanding, be canceled and returned and all shares of Tatonka Common Stock issuable to the Stockholders in the Merger as part of the Merger Consideration shall be deemed for all purposes to have been issued by Tatonka at the Effective Time.

            (b) Each Stockholder shall deliver to Tatonka at the Closing the certificates representing Company Common Stock owned by him, her or it and to be surrendered pursuant to Section 2.8, duly endorsed in blank by the Stockholder, or accompanied by duly executed stock powers in blank, and with all necessary transfer tax and other revenue stamps, acquired at the Stockholder's expense, affixed and canceled. Each Stockholder agrees to cure any deficiencies with respect to the endorsement of the certificates or other documents of conveyance with respect to such Company Common Stock or with respect to the stock powers accompanying any Company Common Stock. Upon such delivery (or completion of appropriate affidavit of lost certificate and indemnity), each Stockholder shall receive in exchange therefor the Merger Consideration pursuant to Exhibit A and
Section 2.8 hereof, if applicable.

            (c) The foregoing provisions shall not apply to the 160 shares of Company Common Stock retained by the ESOP, which shares shall remain properly outstanding and shall retain all rights, privileges and designations applicable to Company Common Stock immediately preceding the Merger.

     Section 2.10. Fractional Shares. No fractional shares of Tatonka Common Stock will be issued. Any fractional share of Tatonka Common Stock that would otherwise be issuable as part of the Merger Consideration shall rounded to the nearest whole share of Tatonka Common Stock.

     Section 2.11 Percentage Protection Provision. The parties to this Agreement agree that they are entering into this Agreement with the intention that Barker and the ESOP will have at least 87.5% of the shares of Tatonka Common Stock outstanding after (a) the Effective Time and (b) the conversion of all the Tatonka Preferred Stock, but before the exercise of any of the three stock options contemplated to be issued by Tatonka (after the Effective Time) and referred to in Section 4.4 of this Agreement. The numbers of shares of Tatonka Common Stock set forth on Exhibit A as being issued to Barker and the ESOP at the Effective Time are based on the assumptions that (a) no more than 9,015,556 shares of Tatonka Common Stock, as presently constituted, will be outstanding at the Effective Time (exclusive of any shares that may be issued upon conversion of Tatonka Preferred Stock prior to the Effective Time), (b) no more than 900,931 shares will be issued upon conversion of all the Tatonka Preferred Stock, (c) no other shares of Tatonka Common Stock will be issued by virtue of any rights to receive any shares of Tatonka Common Stock or other securities of Tatonka that exist at the date of this Agreement or will exist at the Effective Time, and (d) the aggregate of 9,916,487 shares enumerated in (a) and (b) above will constitute no more than 12.5% of the shares of Tatonka Common Stock outstanding after the events described above.

     The parties to this Agreement covenant and agree that if more than the 9,916,487 shares of Tatonka Common Stock referred to in the foregoing paragraph are ultimately issued by Tatonka as a consequence of the matters referred to in such paragraph, Tatonka shall issue to Barker and the ESOP, pro rata, such additional number of shares of Tatonka Common Stock as shall be necessary to increase their collective ownership percentage of all shares of Tatonka Common Stock outstanding after the events described above to 87.5%.

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     As an inducement to Tatonka and Tatonka Sub to enter into this Agreement and to consummate the Merger and except as set forth in the Disclosure Schedules attached to this Agreement and incorporated by this reference, the Company represents and warrants to Tatonka and Tatonka Sub both as of this date and as of the Effective Time as follows:

     Section 3.1. Organization and Good Standing; Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, with all requisite corporate power and authority to own, operate and lease its assets and properties and to carry on its business as currently conducted. The Company and each Company Subsidiary is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except where such failure to be so qualified or in good standing would not have a Material Adverse Effect on the Company. Copies of the articles or certificates of incorporation and all amendments thereto of the Company and each Company Subsidiary and the bylaws of the Company and each Company Subsidiary, as amended, and copies of the corporate minutes of the Company, all of which have been or will be made available to Tatonka for review, are true and complete as in effect on the date of this Agreement, and in the case of the corporate minutes, accurately reflect all material proceedings of the Stockholders and directors of the Company (and all committees thereof). The stock record books of the Company, which have been or will be made available to Tatonka for review, contain true, complete and accurate records of the stock ownership of record of the Company and the transfer record of the shares of its capital stock.

     Section 3.2. Authorization and Validity. The Company has all requisite corporate power to enter into this Agreement and all other agreements entered into in connection with the transactions contemplated hereby and to consummate the transactions contemplated hereby. The execution, delivery and, subject to approval of this Agreement and the Merger by the Stockholders, performance by the Company of this Agreement and the agreements contemplated in this Agreement, and the consummation by the Company of the transactions contemplated hereby and thereby are within the Company's respective corporate powers and have been duly authorized by all necessary action on the part of the Company's Board of Directors. Subject to the approval of this Agreement and the Merger by the Stockholders, this Agreement has been duly executed by the Company, and this Agreement and all other agreements and obligations entered into and undertaken in connection with the transactions contemplated hereby to which the Company is a party constitute, or upon execution will constitute, valid and binding agreements of the Company, enforceable against it in accordance with their respective terms, except as enforceability may be limited by bankruptcy or other laws affecting the enforcement of creditors' rights generally, or by general equity principles, or by public policy.

     Section 3.3. Governmental Authorization. Other than complying with the provisions of the applicable state corporate laws regarding the approval of the Merger and the filing of the Articles of Merger (as contemplated by Section 2.3) and any other required documents related to the Merger, and other than consents, filings or notifications required to be made or obtained solely by Tatonka or Tatonka Sub, the execution, delivery and performance by the Company of this Agreement and the agreements provided for in this Agreement, and the consummation of the transactions contemplated hereby and thereby by the Company require no action by or in respect of, or filing with, any governmental body, agency, official or authority.

     Section 3.4. Capitalization. The authorized capital stock of the Company consists of 1,000 shares of the Company Common Stock, of which 800 shares are issued and outstanding. Barker owns of record and beneficially 500 shares of the Company Common Stock, and the ESOP owns of record and beneficially 300 shares of the Company Common Stock. The Stockholders collectively are and will be immediately prior to the Effective Time the record and beneficial owners of all the issued and outstanding Company Common Stock, in such respective amounts. Except for pledges by the Stockholders made in connection with the purchase of Patrick Luckett's shares (whose consent is necessary to permit receipt of the Merger Consideration), the Company Common Stock held by the Stockholders is free and clear of all Encumbrances. Each outstanding share of Company Common Stock has been legally and validly issued and is fully paid and nonassessable, and was issued pursuant to a valid exemption from registration under (i) the Securities Act of 1933, as amended, and (ii) all applicable state securities laws. No shares of Company Common Stock are owned by the Company in treasury. No shares of Company Common Stock have been issued or disposed of in violation of any preemptive rights, rights of first refusal or similar rights of any of the Stockholders. Other than Company Common Stock, the Company has no securities, bonds, debentures, notes or other obligations the holders of which have the right to vote (or are convertible into or exercisable for securities having the right to vote) with the Stockholders on any matter.

     Section 3.5. Transactions in Capital Stock. There exist no Company Rights. The Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof. Neither the equity structure of the Company nor the relative ownership of shares among any of its Stockholders has been altered or changed in contemplation of the Merger within the two years preceding the date of this Agreement.

     Section 3.6. Continuity of Business Enterprise. There has not been any sale, distribution or spin-off of significant assets of the Company or any of its Affiliates other than in the ordinary course of business within the two years preceding the date of this Agreement.

     Section 3.7. Subsidiaries and Investments. The Company does not own, directly or indirectly, any capital stock or other equity, ownership or proprietary interest in any other corporation, partnership, association, trust, joint venture or other entity (each a "Company Subsidiary").

     Section 3.8. Absence of Conflicting Agreements or Required Consents. Subject to approval of this Agreement and the Merger by the Stockholders of the Company and the consent of the payee under the ESOP, the execution, delivery and performance by the Company of this Agreement and any other documents contemplated hereby (with or without the giving of notice, the lapse of time, or both): (i) do not require the consent of any governmental or regulatory body or authority or any other third party except for such consents, for which the failure to obtain would not result in a Material Adverse Effect on the Company;
(ii) will not conflict with or result in a violation of any provision of the Company's articles or certificate of incorporation or bylaws, (iii) will not conflict with, result in a violation of, or constitute a default under any law, rule, ordinance, regulation or any ruling, decree, determination, award, judgment, order or injunction of any court or governmental instrumentality which is applicable to the Company or by which the Company or its properties are subject or bound; (iv) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, require any notice under, or accelerate or modify, or permit any person to accelerate or modify, any performance required by the terms of any agreement, instrument, license or permit, to which the Company is a party or by which the Company or any of its properties are subject or bound except for such conflict, termination, breach or default, the occurrence of which would not result in a Material Adverse Effect on the Company; and (v) except as contemplated by this Agreement, will not create any Encumbrance or restriction upon the Company Common Stock or any of the assets or properties of the Company.

     Section 3.9. Absence of Changes. Except as permitted or contemplated by this Agreement, since December 31, 1997, the Company has conducted its business only in the ordinary course and has not:

            (a) suffered any change or changes in its working capital, condition (financial or otherwise), assets, liabilities, reserves, business or operations (whether or not covered by insurance) that individually or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect on the Company;

            (b) paid, discharged or satisfied any material liability, other than the payment, discharge or satisfaction of liabilities in the ordinary course of business;

            (c)  written  off  as  uncollectible  any  receivable,   except  for
write-offs in the ordinary course of business;

            (d) except in the ordinary course of business and consistent with past practice, canceled or compromised any debts or waived or permitted to lapse any claims or rights or sold, transferred or otherwise disposed of any of its properties or assets;

            (e) entered into any commitment or transaction not in the ordinary course of business that is material to the Company, taken as a whole, or made any capital expenditure or commitment in excess of $25,000;

            (f) made any change in any method of accounting or accounting practice, credit practices, collection policies, or payment policies;

            (g) except in the ordinary  course of business  consistent with past
practice,  incurred  any  liabilities  or  obligations  (absolute,   accrued  or
contingent) in excess of $10,000 individually or $25,000 in the aggregate;

            (h) mortgaged, pledged, subjected or agreed to subject, any of its assets, tangible or intangible, to any claim or Encumbrance, except for liens for current personal property taxes not yet due and payable for mechanics, landlords, materialmen, and other statutory liens, purchase money security interests, sale-leaseback interests granted and all other Encumbrances granted in similar transactions;

            (i) sold, redeemed, acquired or otherwise transferred any equity or other interest in itself;

            (j) increased any salaries, wages or any employee benefits for any employee of the Company, except in the ordinary course of business and consistent with past practice;

            (k) hired, committed to hire or terminated any employee except in the ordinary course of business;

            (l) declared, set aside or made any payments, dividends or other distributions to any Stockholder or any other holder of capital stock of the Company (except as expressly contemplated in this Agreement); or

            (m) agreed, whether in writing or otherwise, to take any action described in this Section 3.9.

     Section 3.10. No Undisclosed Liabilities. The Company does not have any liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted except for liabilities or obligations reflected or reserved against in the Company's Current Balance Sheet.

     Section 3.11. Litigation and Claims. There are no claims, lawsuits, actions, arbitrations, administrative or other proceedings, governmental investigations or inquiries pending or, to the knowledge of the Company, threatened against, or affecting the Company, any Company Subsidiary, any Stockholder or any licensed professional or other individual affiliated with the Company affecting or that would reasonably be likely to affect the Company Common Stock or the operations, business condition, (financial or otherwise), or results of operations of the Company which (i) if successful, may, individually or in the aggregate, have a Material Adverse Effect on the Company or (ii) could adversely affect the ability of the Company or any Company Subsidiary to effect the transactions contemplated hereby, and to the knowledge of the Company there is no basis for any such action or any state of facts or occurrence of any event which would reasonably be likely to give rise to the foregoing. There are no unsatisfied judgments against the Company or any Company Subsidiary or any licensed professional or other individual affiliated with the Company or any Company Subsidiary relating to services provided on behalf of the Company or any Company Subsidiary or any consent decrees to which any of the foregoing is subject. Each of the matters, if any, set forth in this Section 3.11 is fully covered by policies of insurance of the Company or any Company Subsidiary as in effect on the date hereof.

     Section 3.12. No Violation of Law. Neither the Company nor any Company Subsidiary has been, nor shall be as of the Effective Time (by virtue of any action, omission to act, contract to which it is a party or any occurrence or state of facts whatsoever), in violation of any applicable local, state or Federal law, ordinance, regulation, order, injunction or decree, or any other requirement of any governmental body, agency, authority or court binding on it, or relating to its properties, assets or business or its advertising, sales or pricing practices, except for violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company.

     Section 3.13. Lease Agreements. The Disclosure Schedules contain a true, accurate and complete list of all the lease agreements and license agreements to which the Company or any Company Subsidiary is a party and pursuant to which the Company or any Company Subsidiary leases (whether as lessor or lessee) or licenses (whether as licensor or licensee) any real or personal property related to the operation of its business and which requires payments in excess of $12,000 per year (the "Lease Agreements"). The Company has delivered to Tatonka true and complete copies of all of the Lease Agreements. Each Lease Agreement is valid, effective and in full force in accordance with its terms, and there is not under any such lease (i) any existing or claimed material default by the Company or any Company Subsidiary (as applicable) or event of material default or event which with notice or lapse of time, or both, would constitute a material default by the Company or any Company Subsidiary (as applicable) and, individually or in the aggregate, may reasonably result in a Material Adverse Effect on the Company, or, (ii) to the knowledge of the Company, any existing material default by any other party under any of the Lease Agreements or any event of material default or event which with notice or lapse of time, or both, would constitute a material default by any such party. To the knowledge of the Company, there is no pending or threatened reassessment of any property covered by the Lease Agreements. The Company or any Company Subsidiary will use reasonable good faith efforts to obtain, prior to the Effective Time, the consent of each landlord or lessor whose consent is required in connection with the Merger and will use reasonable good faith efforts to deliver to Tatonka or Tatonka Sub in writing such consents as are necessary to effect the Merger. The Company has a good, clear, valid and enforceable leasehold interest under each of the Lease Agreements. To the best of the Company's knowledge, the Lease Agreements comply with the exceptions to ownership interests and compensation arrangements set out in 42 U.S.C. Section 1395nn, 42 C.F.R. Section 1001.952, and any similar applicable state law safe harbor or other exemption provisions.

     Section 3.14. Real and Personal Property.

            (a) Neither the Company nor any Company Subsidiary owns any interest (other than the Lease Agreements) in real property.

            (b) The Company and any Company Subsidiary (i) has good title to all of its properties and assets (real, personal and mixed, tangible and intangible) and any rights or interests therein which it purports to own including, without limitation, all the property and assets reflected in the Company Financial Statements; and (ii) owns such rights, interests, assets and property free and clear of all Encumbrances, title defects or objections (except for taxes not yet due and payable). The personal property presently used in connection with the operation of the business of the Company and the Company Subsidiaries constitutes the necessary personal property assets to continue operation of the Company and any Company Subsidiary.

     Section 3.15. Indebtedness for Borrowed Money. Except for trade payables incurred in the ordinary course of business or as reflected in the Company Financial Statements or the Disclosure Schedules, the Company does not have any direct or indirect indebtedness for borrowed money, including indebtedness by way of lease-purchase arrangements or guarantees, and is not obligated in any manner (actual or contingent) to assume or guarantee any indebtedness or obligation of another Person.

     Section 3.16. Contracts and Commitments.

            (a) The Disclosure  Schedules contain a true,  accurate and complete list, and the Company has delivered to Tatonka true and complete copies, of each contract, agreement and other instrument requiring the Company to make future payments of $10,000 in any fiscal year or $25,000 in the aggregate (other than insurance contracts identified in Section 3.22 or Lease Agreements identified in
Section 3.13) to which the Company is a party or by which it or any of its properties or assets are bound including, without limitation, (i) all agreements between the Company, on the one hand, and any Payor, government entity, provider, hospital, health maintenance organization, other managed care organization or other third-party provider, on the other hand, then in effect relating to the provision of medical, diagnostic imaging or consulting services, treatments, patient referrals or other similar activities, (ii) all indentures, mortgages, notes, loan or credit agreements and other agreements and obligations relating to the borrowing of money or to the direct or indirect guarantee or assumption of obligations of third parties requiring the Company to make, or setting forth conditions under which the Company would be required to make, aggregate future payments in excess of $10,000 in any fiscal year or $25,000 in the aggregate, (iii) all agreements for capital improvements or acquisitions involving an amount of $75,000 in any fiscal year or $75,000 in the aggregate,
(iv) all agreements containing a covenant limiting the freedom of the Company (or any provider employee of the Company) to compete in any line of business with any person or entity or in any geographic area or (v) all written contracts and commitments providing for future payments by the Company in excess of $10,000 in any fiscal year or $25,000 in the aggregate and that are not cancelable by providing notice of 60 days or less. All such contracts, agreements or other instruments are in full force and effect, there has been no threatened cancellation thereof, there are no outstanding disputes thereunder, each is with unrelated third parties and was entered into on an arms-length basis and, assuming the receipt of the appropriate consents, all will continue to be binding in accordance with their terms after consummation of the transaction contemplated in this Agreement; and there are no contracts, agreements or other instruments to which the Company is a party or is bound (other than physician employment contracts and insurance policies) which in any of the foregoing events could singularly or in the aggregate have a Material Adverse Effect on the value to Tatonka or Tatonka Sub of the Company. In every instance where consent is necessary, the Company shall, on or before the Closing Date, use reasonable good faith efforts to obtain and deliver to Tatonka or Tatonka Sub in writing, effective as of the Closing Date, such consents as are necessary to enable the Surviving Corporation to enjoy all of the rights now enjoyed by the Company under such contracts. Any and all such consents shall be in a form reasonably acceptable to Tatonka and shall contain an acknowledgment by the consenting party that the Company has fully complied with and is not in default under any provision of the particular contract or agreement. Except as set forth in Schedule 3.16, no contract with a health care provider or Payor has been materially amended or terminated within the last 12 months.

            (b) The Company (i) has not received notice of any plan or intention of any other party to exercise any right to cancel or terminate any contract, agreement or instrument required to be disclosed pursuant to Section 3.16(a), and to the knowledge of the Company there are no fact(s) that would justify the exercise of such a right; and (ii) does not currently contemplate, or have reason to believe any other Person currently contemplates, any amendment or change to any such contract, agreement or instrument.

     Section 3.17. Employee Matters. The Company is not currently a party to any employment contract except for its employment contract with Barker and oral employment agreements which are terminable at will, consulting or collective bargaining contracts, deferred compensation, pension plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended, and all rules and regulations from time to time promulgated thereunder ("ERISA")), profit sharing, bonus, stock option, stock purchase or other nonqualified benefit or compensation commitments, benefit plans, arrangements or plans (whether written or oral), including all welfare plans (as defined in Section 3(1) of ERISA) of or pertaining to the Company and any of its present or former employees, or any predecessors in interest, except for the ESOP and standard benefits afforded employees such as paid vacation, holiday and sick leave, health, dental, disability and group life insurance, and benefits mandated by Federal or state law for employees generally.

     Section 3.18. Labor Relations.

            (a) To the knowledge of the Company, the Company is in material compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages and hours, occupational safety and health, and is not engaged in any unfair labor practice within the meaning of Section 8 of the National Labor Relations Act;

            (b) To the knowledge of the Company, there is no unfair labor practice, charge or complaint or any other employment-related matter against or involving the Company pending or threatened before the National Labor Relations Board or any Federal, state or local agency, authority or court;

            (c)  To  the  knowledge  of  the  Company,  there  are  no  charges, investigations, administrative proceedings or formal complaints of discrimination (including discrimination based upon sex, age, marital status, race, national origin, the making of workers' compensation claims, sexual preference, handicap or veteran status) pending or threatened before the Equal Employment Opportunity Commission or any Federal, state or local agency or court against the Company. There have been no governmental audits of the equal employment opportunity practices of the Company and, to the knowledge of the Company, no basis for any such audit exists which, if conducted would result in a Material Adverse Effect on the Company;

            (d) The  Company  is in  material  compliance  with the  Immigration
Reform and Control Act of 1986, as amended, and all applicable regulations promulgated thereunder; and

            (e) To the knowledge of the Company, there are no inquiries, investigations or monitoring activities of any licensed, registered, or certified professional personnel employed or retained by, credentialed or privileged, or otherwise affiliated with the Company pending or threatened by any state professional board or agency charged with regulating the professional activities of health care practitioners.

     Section 3.19. Employee Benefit Plans.

            (a) Identification. The Disclosure Schedules contain a complete and accurate list of all employee benefit plans (within the meaning of Section 3(3) of ERISA) sponsored by the Company or to which the Company contributes on behalf of its employees and all employee benefit plans previously sponsored or contributed to on behalf of its employees within the three years preceding the date hereof (the "Employee Benefit Plans"). The Company has provided to Tatonka copies of all plan documents (as they may have been amended to the date hereof), determination letters, pending determination letter applications, trust instruments, insurance contracts or policies related to an Employee Benefit Plan, administrative services contracts, annual reports, actuarial valuations, summary plan descriptions, summaries of material modifications, administrative forms and other documents that constitute a part of or are incident to the administration of the Employee Benefit Plans. In addition, the Company has provided or made available to Tatonka a written description of all existing practices engaged in by the Company that constitute Employee
Benefit Plans. Subject to the requirements of ERISA, each of the Employee Benefit Plans can be terminated or amended at will by the Company without any further liability or obligation on the part of such entity to make further contributions or payments in connection therewith following such termination. No unwritten amendment exists with respect to any Employee Benefit Plan.

            (b) Administration. Each Employee Benefit Plan has been administered and maintained in compliance with all applicable laws, rules and regulations, except where the failure to be in compliance would not, individually or in the aggregate, result in a Material Adverse Effect.

            (c) Examinations. The Company has not received any notice that any Employee Benefit Plan is currently the subject of an audit, investigation, enforcement action or other similar proceeding conducted by any state or Federal agency or authority.

            (d) Prohibited Transactions. No prohibited transactions (within the meaning of Section 4975 of the Code or Section 406 of ERISA) have occurred with respect to any Employee Benefit Plan. There has been no breach of any duty under ERISA or applicable law (including, without limitation, any health care contractor requirements or any other tax law requirements, or conditions to favorable tax treatment, applicable to such plan), which would be reasonably likely to result, directly or indirectly, (including through any obligation of indemnification or contribution), in any taxes, penalties or other liability to Tatonka or any of its Affiliates.

            (e) Claims and Litigation. No pending or, to the Company's knowledge, threatened, claims, suits or other proceedings exist with respect to any Employee Benefit Plan other than normal benefit claims filed by participants or beneficiaries.

            (f) Qualification. The Company has received a favorable determination letter or ruling from the IRS for each of the Employee Benefit Plans intended to be qualified within the meaning of Section 401(a) or 501(c)(9) of the Code and/or tax-exempt within the meaning of Section 501(a) of the Code and, to the best knowledge of the Company and each Stockholder, has been continually qualified under the applicable Section of the Code since the Effective Time of such Employee Benefit Plan. No proceedings exist or, to the Company's knowledge, have been threatened that could result in the revocation of any such favorable determination letter or ruling.

            (g) Funding Status. No accumulated funding deficiency (within the meaning of Section 412 of the Code), whether waived or unwaived, exists with respect to any Employee Benefit Plan or any plan sponsored by any member of a controlled group (within the meaning of Section 412(n)(6)(B) of the Code) in which the Company is a member (a "Controlled Group"). With respect to each Employee Benefit Plan subject to Title IV of ERISA, the assets of each such plan are at least equal in value to the present value of accrued benefits determined on an ongoing basis as of the date hereof. With respect to each Employee Benefit Plan described in Section 501(c)(9) of the Code, the assets of each such plan are at least equal in value to the present value of accrued benefits, based upon the most recent actuarial valuation as of a date no more than 90 days prior to the date hereof. The Disclosure

Schedules contain a complete and accurate statement of all actuarial assumptions applied to determine the present value of accrued benefits under all Employee Benefit Plans subject to actuarial assumptions.

            (h) Excise Taxes. Neither the Company nor any member of a Controlled Group has any liability to pay excise taxes with respect to any Employee Benefit Plan under applicable provisions of the Code or ERISA.

            (i) Multiemployer Plans. Neither the Company nor any member of a Controlled Group is or ever has been obligated to contribute to a multiemployer plan within the meaning of Section 3(37) of ERISA or any other Employee Benefit Plan which has been subject to Title IV of ERISA or Section 412 of the Code.

            (j) PBGC. No facts or circumstances are known to the Company that would result in the imposition of liability against Tatonka, Tatonka Sub or any of its Affiliates by the Pension Benefit Guaranty Corporation ("PBGC") as a result of any act or omission by the Company or any member of a Controlled Group. No reportable event (within the meaning of Section 4043 of ERISA) for which the notice requirement has not been waived has occurred with respect to any Employee Benefit Plan subject to the requirements of Title IV of ERISA.

            (k) Retirees. The Company has no obligation or commitment to provide medical, dental or life insurance benefits to or on behalf of any of its employees who may retire or any of its former employees who have retired except as may be required pursuant to the continuation of coverage provisions of
Section 4980B of the Code and the applicable provisions of ERISA.

            (l) Other Compensation Arrangements. Neither the Company nor, to the Company's knowledge, any Stockholder or Physician Employee is a party to any compensation or debt arrangement with any Person relating to the provision of health care related services other than arrangements with the Company.

     Section 3.20. Environmental Matters.

            (a) Neither the Company nor any Company Subsidiary has, within the five years preceding the date hereof, through the Effective Time, received from any Federal, state or local governmental body, agency, authority or entity, or any other Person, any written notice, demand, citation, summons, complaint or order or any notice of any penalty, lien or assessment, and to the knowledge of the Company no investigation or review is pending by any governmental entity, with respect to any (i) alleged violation by the Company of any Environmental Law (as defined in subsection (e) below) (ii) alleged failure by the Company to have any environmental permit, certificate, license, approval, registration or authorization required pursuant to any Environmental Law in connection with the conduct of its business; or (iii) alleged illegal Regulated Activity (as defined in subsection (e) below) by the Company.

            (b) Neither the Company nor any Company Subsidiary has used, transported, disposed of or arranged for the disposal of (as those terms are defined in and construed under the Comprehensive Environmental Response, Compensation and Liability Act) any Hazardous

Substance (as defined in this Agreement) that would be reasonably likely to give rise to any Environmental Liabilities (as defined in subsection (e) below) for the Company under any applicable Environmental Law that had, or would reasonably be likely to have, a Material Adverse Effect on the Company. Neither the Company nor any Company Subsidiary has engaged in any activity or failed to undertake any activity which action or failure to act has given, or would reasonably be likely to give, rise to any Environmental Liabilities or enforcement action by any Federal, state or local regulatory agency or authority, or has resulted, or would reasonably be likely to result, in any fine or penalty imposed pursuant to any Environmental Law. Schedule 3.20(b) discloses any known presence of asbestos in or on the Company's or any Company Subsidiary's owned or leased premises. To the knowledge of the Company, there is no friable asbestos in or on the Company's or any Company Subsidiary's owned or leased premises.

            (c) For the purposes of this Section 3.20, the following terms have the following meanings:

            "Environmental Laws" shall mean any Federal, state or local laws, ordinances, codes, regulations, rules, policies and orders (including without limitation, Medical Waste Laws) that are intended to assure the protection of the environment, or that classify, regulate, call for the remediation of, require reporting with respect to, or list or define air, water, groundwater, solid waste, hazardous, toxic, or radioactive substances, materials, wastes, pollutants or contaminants, or which are intended to assure the safety of employees, workers or other persons, including the public in each case as in effect on the date hereof.

            "Environmental Liabilities" shall mean all liabilities of the Company or any Company Subsidiary, whether contingent or fixed, which (i) have arisen, or would reasonably be likely to arise, under Environmental Laws and (ii) relate to actions occurring or conditions existing on or prior to the date hereof or the Effective Time.

            "Hazardous Substances" shall mean any toxic or hazardous substances, material or waste, including Medical Waste, or any pollutant or contaminant, or infectious or radioactive substance or material, including without limitation, those substances, materials and wastes defined in or regulated under any Environmental Laws.

            "Regulated Activity" shall mean any generation, treatment, storage, recycling, transportation, disposal or release of any Hazardous Substances.

     Section 3.21. Filing Reports. All returns, reports, plans and filings of any kind or nature necessary to be filed by the Company with any governmental agency or authority have been properly completed and timely filed in compliance with all applicable requirements, except where failure to so file would not have a Material Adverse Effect on the Company.

     Section 3.22. Insurance Policies. The Disclosure Schedules list and briefly describe the Company's policies of insurance to which the Company or any Company Subsidiary is a party or under which the Company or any Company Subsidiary, officer or director thereof is or has been covered at any time during the last five years preceding the date of this Agreement relating to the business of the Company or any Company Subsidiary (the

"Insurance Policies"). All of the Insurance Policies are valid, outstanding and enforceable policies, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies and all premiums with respect thereto which are due and payable are currently paid. All Insurance Policies currently maintained by the Company or any Company Subsidiary ("Current Policies") taken together, (i) are believed to provide adequate insurance coverage for the assets, properties and operations of the Company and its Affiliates for all risks normally insured against by a Person carrying on a substantially similar business or businesses as the Company and its Affiliates, (ii) are sufficient for compliance with legal and contractual requirements to which the Company or any of its Affiliates is a party or by which any of them may be bound, and (iii) shall be maintained in force (including the payment of all premiums and compliance with their terms) without interruption up to and including the Closing Date. True, complete and correct copies of all Insurance Policies have been provided to Tatonka. Neither the Company nor any Company Subsidiary nor any officer or director thereof has received any notice or other written communication from any issuer of any Current Policy canceling such policy, materially increasing any deductibles or retained amounts thereunder, or materially increasing the annual or other premiums payable thereunder and, to the knowledge of the Company, no such cancellation or increase of deductibles, retainages or premiums is threatened. There are no outstanding claims, settlements or premiums owed against any Insurance Policy, and all required notices have been given and all known potential or actual claims under any Insurance Policy have been presented in due and timely fashion. Within the five years preceding the Agreement, neither the Company nor any Company Subsidiary has filed a written application for any professional liability insurance coverage which has been denied by an insurance agency or carrier. The Disclosure Schedules also set forth a list of all claims under any Insurance Policy in excess of $10,000 per occurrence filed by the Company or any Company Subsidiary during the immediately preceding three-year period.

     Section 3.23. Licenses, Authorization and Provider Programs.

            (a) The Company and each Physician Employee and other licensed employee or independent contractor of the Company (i) is the holder of all valid licenses, approvals, orders, consents, permits, registrations, qualifications and other rights and authorizations required by law, ordinance, regulation or ruling of any governmental regulatory authority necessary to operate its/his/her business and (ii) is eligible to participate in and to receive reimbursement under Titles XVIII and XIX of the Social Security Act (the "Medicare and
Medicaid Programs") and any other programs funded in whole or in part by Federal, state or local entities for which the Company is eligible ("Governmental Programs"), except that the Company has elected not to enroll in the Medicare and Medicaid Programs for the current fiscal year. The Company and the Stockholders and each employee who is required to have a provider number, has a current provider number for such Governmental Programs and with such private non-governmental programs (including without limitation any private insurance program) under which the Company is presently receiving payments directly or indirectly from any Payor for patient care provided by such licensed employee or independent contractor (such non-governmental programs called "Private Programs"). A true, correct and complete list of such licenses, permits and other authorizations (including, but not limited to verification of Medicare and Medicaid provider numbers and participating physician contracts under 1842(h) of the Social Security Act), and provider agreements, is set forth in the Disclosure Schedules, true, complete and correct copies of which have been provided to Tatonka. No violation, default, order or deficiency exists with respect to any of the items listed in the Disclosure Schedules except for such violations, defaults, orders or deficiencies which would not be reasonably likely to have a Material Adverse Effect on the Company, and there is no action pending or to the Company's knowledge recommended by any state or Federal agencies having jurisdiction over the items listed in the Disclosure Schedules, either to revoke, withdraw or suspend any material license or to terminate the participation of the Company in any Governmental Program or Private Program, and no event has occurred which, with or without notice or lapse of time, or both, would constitute grounds for a violation, order or deficiency with respect to any of the items listed in the Disclosure Schedules to revoke, withdraw or suspend any material license to operate its business as is presently being conducted by it. To the knowledge of the Company, there has been no decision not to renew any existing agreement with any provider or Payor relating to the Company's business as presently being conducted by it. Neither the Company nor any licensed employee (i) has had his/her/its license, Drug Enforcement Agency number, or Medicare/Medicaid provider status suspended, relinquished, terminated or revoked (including orders that have been entered by any such entities but stayed), (ii) has been reprimanded in writing, sentenced, or disciplined by any licensing board, state agency, regulatory body or authority, or Payor (including orders that have been entered by any such entities but stayed), or (iii) is the subject of an initial or final determination by any Federal or state authority that could result in any demand or reimbursement under the Medicare, Medicaid or Government Programs or any exclusion or which monetary penalty under Federal or state law or (iv) has had a final judgment or settlement entered against him/her/it in connection with a malpractice or similar action.

            (b) The Company is not required, or for the 72-month period prior to the Effective Time was not required, to file any cost reports or other reports with any Governmental Program or Private Program.

     Section 3.24. Inspections and Investigations. Neither the right of the Company nor the right of any licensed professional or other individual affiliated with the Company to receive reimbursements pursuant to any
Governmental Program or Private Program has been terminated or otherwise materially and adversely affected as a result of any investigation or action whether by any Federal or state governmental regulatory authority or other third party. No licensed professional or other individual affiliated with the business has, during the past three years prior to the Effective Time, had their license limited, suspended or revoked by any governmental regulatory authority or agency, integrated delivery system, trade association, review organization, accrediting organization or certifying agency (including orders that have been entered by any such entities but stayed). True, correct and complete copies of all reports, correspondence, notices and other documents relating to any matter described or referenced in this Section 3.24 have been provided to Tatonka.

     Section 3.25. Proprietary Rights and Information.

            (a) Set forth in the Disclosure Schedules is a complete and accurate list and summary description of the following: (i) all trademarks (registered and unregistered), trade- names, service marks and other trade designations, including common law rights, registrations and applications therefor, currently owned in whole or part, or used by the Company or any Company Subsidiary, (ii) all patents and applications therefor and inventions and discoveries that may be patentable currently owned, in whole or in part, or used by the Company or any Company Subsidiary, (iii) all licenses, royalties, and assignments thereof to which the Company or any Company Subsidiary are a party (iv) all copyrights (for published and unpublished works) currently owned in whole or part, or used by the Company or any Company Subsidiary and (v) other similar agreements relating to the foregoing to which the Company or any Company Subsidiary is a party (including expiration date if applicable) (collectively, the "Proprietary Rights").

            (b) The Disclosure Schedules contain a complete and accurate list and summary description of all agreements relating to technology, trade secrets, know-how or processes that the Company is licensed or authorized to use by others (other than technology, know-how or processes generally available to other health care providers) or which it licenses or authorizes others to use, true, correct and complete copies of which have been provided to Tatonka. There are no outstanding and, to the Company's knowledge, any threatened disputes or disagreements with respect to any such agreement.

            (c) The Company owns or has the legal right to use the Proprietary Rights without conflicting with, infringing or violating the rights of any other Person. No consent of any person will be required for the use thereof by Tatonka upon consummation of the transactions contemplated hereby and the Proprietary Rights are freely transferable. To the knowledge of the Company, no claim has been asserted by any person to the ownership of or for infringement by the Company of any Proprietary Right of any other Person, and neither the Company nor any Stockholder is aware of any valid basis for any such claim. To the best knowledge of the Company, no proceedings have been threatened which challenge the Proprietary Rights of the Company. The Company has the right to use, free and clear of any adverse claims or rights of others, all trade secrets, customer lists and proprietary information required for the performance and marketing of all medical services.

     Section 3.26. Taxes.

            (a) Filing of Tax Returns. The Company has duly and timely filed (in accordance with any extensions duly granted by the appropriate governmental agency, if applicable) with the appropriate governmental agencies all Tax Returns and reports required to be filed with the United States or any state or any political subdivision thereof or any foreign jurisdiction. All such Tax Returns or reports are complete and accurate in all material respects and properly reflect the taxes of the Company for the periods covered thereby.

            (b) Payment of Taxes. Except for such items as the Company may be disputing in good faith by proceedings in compliance with applicable law, which are described in Schedule 3.26(b), (i) the Company has paid all taxes, penalties, assessments and interest that have become due with respect to any Tax Returns that it has filed and has properly accrued on its books and records in accordance with generally accepted accounting principles for all of the same that have not yet become due and payable and (ii) the Company is not delinquent in the payment of any tax, assessment or governmental charge.

            (c) No Pending Deficiencies, Delinquencies, Assessments or Audits. The Company has not received any notice that any tax deficiency or delinquency has been asserted against the Company and to the best knowledge of the Company, there is no threat of such assertion. There is no unpaid assessment, proposal for additional taxes, deficiency or delinquency in the payment of any of the taxes of the Company that could reasonably be likely to be asserted by any taxing authority. There is no taxing authority audit of the Company pending, or to the actual knowledge of the Company, threatened within the last five years, and the results of any completed audits are properly reflected in the Company Financial Statements. Except as provided for on the Company Balance Sheet, the Company has paid all required Federal, state, or local taxes to the extent that the same have become due and payable. All Federal, state and local taxes for the periods subsequently to the Company Balance Sheet date have likewise been paid or accrued. There are no security interests or liens on any assets of the Company or any Company Subsidiary which have resulted from any failure to pay (or alleged failure to pay) taxes.

            (d) No Extension of Limitation Period. The Company has not granted an extension to any taxing authority of the statute of limitation period during which any tax liability may be assessed or collected.

            (e) All Withholding Requirements Satisfied. All monies required to be withheld by the Company and paid to governmental agencies for all income, social security, unemployment insurance, sales, excise, use, and other taxes have been collected or withheld and paid to the respective governmental agencies.

            (f) Foreign Person. Neither the Company nor any Stockholder is a foreign person, as such term is referred to in Section 1445(f)(3) of the Code and Treasury Regulations Section 1.1445-2.

            (g) Safe Harbor Lease. None of the properties or assets of the Company constitutes property that the Company, Tatonka, Tatonka Sub or any Affiliate of Tatonka, will be required to treat as being owned by another person pursuant to the "Safe Harbor Lease" provisions of Section 168(f)(8) of the Code prior to repeal by the Tax Equity and Fiscal Responsibility Act of 1982.

            (h) Tax Exempt Entity. None of the assets or properties of the Company are subject to a lease to a "tax exempt entity" as such term is defined in Section 168(h)(2) of the Code.

            (i) Collapsible Corporation. The Company has not at any time consented to have the provisions of Section 341(f)(2) of the Code apply to it.

            (j) Boycotts. The Company has not at any time participated in or cooperated with any international boycott as defined in Section 999 of the Code.

            (k) Parachute Payments. No payment required or contemplated to be made by the

Company will be characterized as an "excess parachute payment" within the meaning of Section 280G(b)(1) of the Code.

            (l) S Corporation. The Company has not made an election to be taxed as an "S" corporation under Section 1362(a) of the Code.

            (m) Personal Holding Companies. The Company is not or has not been a personal holding company within the meaning of Section 542 of the Code.

     Section 3.27. Related Party Arrangements. The Disclosure Schedules set forth a description of any interest held, directly or indirectly, by any officer, director or other Affiliate of the Company in any property, real or personal or mixed, tangible or intangible, used in or pertaining to the Company's business and any arrangement or agreement with any such person concerning the provision of goods or services or other matters pertaining to the Company's business. There is no commitment to, and no income reflected in the Company Financial Statements that has been derived from, an Affiliate, and following the Closing the Company shall not have any obligation of any kind or designation to any such Affiliate.

     Section 3.28. Banking Relations. Set forth in the Disclosure Schedules is a complete and accurate list of all borrowing and investing arrangements that the Company has with any bank or other financial institution, indicating with respect to each relationship the type of arrangement maintained (such as checking account, borrowing arrangements, safe deposit box, etc.) and the Person or Persons authorized in respect thereof.

     Section 3.29. Fraud and Abuse and Self Referral. Neither the Company nor any Company Subsidiary has engaged and, to the knowledge of the Company, neither the Company's officers and directors nor the Physician Employees or other Persons and entities providing professional services for or on behalf of the Company have engaged, in any activities which are prohibited under 42 U.S.C. Sections 1320a 7, 7a or 7b or 42 U.S.C. Section 1395nn (subject to the exceptions or safe harbor provisions set forth in such legislation), or the regulations promulgated thereunder or pursuant to similar state or local statutes or regulations, or which are prohibited by applicable rules of professional conduct or 18 U.S.C. Sections 24, 287, 371, 664, 669, 1001, 1027,
1035, 1341, 1343, 1347, 1518, 1954, 1956(c)(7)(F) and 3486.

     Section 3.30. Restrictions on Business Activities. There is no material agreement, judgment, injunction, order or decree binding upon the Company, any Company Subsidiary or officer, director or key employee of the Company or Company Subsidiary, which has or reasonably could be expected to have the effect of prohibiting or materially impairing the current business of the Company or any Company Subsidiary or the continuation of that business in the future, any acquisition of property by the Company, any Company Subsidiary or the conduct of business by the Company or any Company Subsidiary.

     Section 3.31. Agreements in Full Force and Effect. All contracts, agreements, plans, leases, policies and licenses referred to, or required to be referred to, in the Company's Disclosure Schedules delivered hereunder are valid and binding, and are in full force and effect and are enforceable in accordance with their terms, except to the extent that the validity or enforceability thereof may be limited by bankruptcy or other laws affecting the enforcement of creditors' rights generally, or by general equity principles, or by public policy. There is no pending or, to the knowledge of the Company, threatened bankruptcy, insolvency or similar proceeding with respect to any other party to such agreements, and no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default thereunder by the Company or any other party thereto.

     Section 3.32. Statements True and Correct. No representation or warranty made by the Company or any Stockholder, nor any statement, certificate, information, exhibit or instrument to be furnished by the Company or any Stockholder to Tatonka, Tatonka Sub or any of their respective representatives pursuant to this Agreement, contains or will contain as of the Effective Time any untrue statement of material fact or omits or will omit to state a material fact necessary to make the statements contained herein and therein not misleading.

     Section 3.33. Disclosure Schedules. All Disclosure Schedules required by this Article III are true, correct and complete in all material respects as of the date of this Agreement.

     Section 3.34. Finders' Fees. No investment banker, broker, finder or other intermediary has been retained by or is authorized to act on behalf of any of the Stockholders or the Company who is entitled to any fee or commission upon consummation of the transactions contemplated by this Agreement or referred to in this Agreement.

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF TATONKA

     As inducement to the Company and the Stockholders to enter into this Agreement and to consummate the Merger, Tatonka represents and warrants to the Company and the Stockholders both as of the date hereof and as of the Effective Time as follows:

     Section 4.1. Organization and Good Standing; Qualification. Tatonka is a corporation duly organized, validly existing and in good standing under the laws of the state of Oklahoma, with all requisite corporate power and authority to own, operate and lease its assets and properties and to carry on its business as currently conducted. Tatonka is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except where such failure to be so qualified or in good standing would not have a Material Adverse Effect on Tatonka. Copies of the certificate of incorporation and all amendments thereto of Tatonka and the bylaws of Tatonka, as amended, and copies of the corporate minutes of Tatonka regarding the Merger and the transactions contemplated hereby, all of which have been or will be made available to the Company for review, are true, correct and complete as in effect on the date of this Agreement and accurately reflect all material proceedings of the stockholders and directors of Tatonka (and all committees thereof) regarding the Merger and the transactions contemplated hereby. The stock record books of Tatonka, which have been or will be made available to the Company for review, contain true, complete and accurate records of the stock ownership of Tatonka and the transfer of the shares of its capital stock.

     Section 4.2. Authorization and Validity. Tatonka has all requisite corporate power to execute and deliver this Agreement and to consummate the Merger and the transactions contemplated hereby. The execution, delivery and performance by Tatonka of this Agreement and the agreements provided for in this Agreement, and the consummation by Tatonka of the transactions contemplated hereby and thereby are within Tatonka's corporate powers and have been duly authorized by all necessary action on the part of Tatonka's Board of Directors. This Agreement has been duly executed by Tatonka. This Agreement and all other agreements and obligations entered into and undertaken in connection with the Merger and the transactions contemplated hereby to which Tatonka is a party constitute, or upon execution will constitute, valid and binding agreements of Tatonka, enforceable against it in accordance with their respective terms, except as may be limited by bankruptcy or other laws affecting creditors' rights generally, or by general equity principles, or by public policy.

     Section 4.3. Governmental Authorization. Other than complying with the provisions of the applicable state corporate laws regarding the approval of the Merger and the filing of the Articles of Merger and any other required documents related to the Merger, and other than consents, filings or notifications required to be made or obtained solely by the Company, the execution, delivery and performance by Tatonka of this Agreement and the agreements provided for in this Agreement, and the consummation of the Merger and the transactions contemplated hereby and thereby by Tatonka requires no action by or in respect of, or filing with, any governmental body, agency, official or authority.

     Section 4.4. Capitalization. The authorized capital stock of Tatonka consists of 50,000,000 shares of Tatonka Common Stock, of which 8,515,556 shares are issued and outstanding and 1,000,000 shares of Tatonka Preferred Stock, of which 135,139 are outstanding. The most recent stockholder record in Tatonka's files concerning identities and holdings of the holders of Tatonka Preferred Stock is the "Tatonka Energy, Inc. Preferred Stock Listing" attached to this Agreement as Exhibit C. Each outstanding share of Tatonka Common Stock has been legally and validly issued and is fully paid and nonassessable, and was issued pursuant to a valid exemption from registration under (i) the Securities Act of 1933, as amended, and (ii) all applicable state securities laws. Tatonka holds 25,000 shares of Tatonka Common Stock and no other shares of its capital stock in treasury.

     The Tatonka Preferred Stock was authorized by resolutions adopted and filed by Sooner Energy Corp. (a Tatonka predecessor) with the Registrar of Companies in British Columbia. The resolutions fixed the rights and designations of three series of preferred stock, which rights included the non-cumulative dividend rights, preferences upon liquidation, and rights to convert the preferred stock into common stock. Sooner was subsequently domesticated as a Wyoming corporation and then merged into Tatonka, which was the surviving corporation. The Oklahoma Certificate of Merger and the Plan and Agreement of Merger provided for conversion of the Sooner preferred stock into Tatonka Preferred Stock, but did not set forth the rights and preferences of the Tatonka Preferred Stock and no subsequent amendment to the Tatonka Certificate of Incorporation has done so. Thus, the rights and preferences of the Tatonka Preferred Stock cannot be determined conclusively. Tatonka believes that an Oklahoma court having jurisdiction over the matter would determine that the best evidence of those rights and preferences is the resolutions fixing the rights and preferences of the original preferred stock as authorized and originally issued in British Columbia. Based in part on the foregoing, Tatonka further believes that each of the 135,139 shares of Tatonka Preferred Stock currently outstanding is convertible at the option of the holder thereof into 6.6667 shares of Tatonka Common Stock and, accordingly, that the 135,139 shares of Tatonka Preferred Stock would be convertible into an aggregate of 900,931 shares of Tatonka Common Stock, as presently constituted. Tatonka has delivered copies of the relevant British Columbia, Wyoming and Oklahoma documents to the Company.

     No shares of capital stock of Tatonka have been issued or disposed of in violation of the preemptive rights, rights of first refusal or similar rights of any stockholders of Tatonka. Except for the preferred stock which is convertible into shares of Tatonka Common Stock, Tatonka has no bonds, debentures, notes or other obligations the holders of which have the right to vote (or are convertible into or exercisable for securities having the right to vote) with the stockholders of Tatonka on any matter. There exist no options, warrants, subscriptions, calls, commitments or other rights to purchase, or securities convertible into or exchangeable for, any of the authorized or outstanding securities of Tatonka and no option, warrant, subscription, call, or commitment or commission right of any kind exists which obligates Tatonka to issue any of its authorized but unissued capital stock, except for options that are to be issued to George C. Barker, Joe Foor and Joe R. Love following the Effective Time. Tatonka has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof.

     Section 4.5. Absence of Conflicting Agreements or Required Consents. The execution, delivery and performance of this Agreement by Tatonka and any other documents contemplated hereby (with or without the giving of notice, the lapse of time, or both): (i) does not require the consent of any governmental or regulatory body or authority or any other third party except for such consents, for which the failure to obtain would not result in a Material Adverse Effect on Tatonka; (ii) will not conflict with any provision of Tatonka's certificate of incorporation or bylaws; (iii) will not conflict with, result in a violation of, or constitute a default under any law, ordinance, regulation, ruling, judgment, order or injunction of any court or governmental instrumentality to which Tatonka is a party or by which Tatonka or its properties are subject or bound;
(iv) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, require any notice under, or accelerate or permit the acceleration of any performance required by the terms of any agreement, instrument, license or permit, material to this transaction, to which Tatonka is a party or by which Tatonka or any of its properties are bound except for such conflict, termination, breach or default, the occurrence of which would not result in a Material Adverse Effect on Tatonka; and (v) will not create any Encumbrance or restriction upon Tatonka Common Stock or any of the assets or properties of Tatonka. The financial statements of Tatonka contained in the Form 10-K for the year ended December 31, 1996, and in the Form 10-Qs for the periods subsequent thereto (a) have been prepared in accordance with generally accepted accounting principles consistently applied (except as may be indicated therein or in the notes thereto), (b) present fairly the financial position of Tatonka and Tatonka Subsidiaries as of the dates indicated and present fairly the results of Tatonka's and Tatonka

Subsidiaries' operations for the periods then ended, and (c) are in accordance with the books and records of Tatonka and Tatonka Subsidiaries, which have been properly maintained and are complete and correct in all material respects.

     Section 4.6. Absence of Changes. Except as permitted or contemplated by this Agreement, since September 30, 1997, there has not been (i) any change in the working capital, condition (financial or otherwise), assets, liabilities, reserves, business or operations of Tatonka that has had or is reasonably likely to have a Material Adverse Effect on Tatonka; or (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the Tatonka Common Stock.

     Section 4.7. No Undisclosed Liabilities. Except as reflected or reserved for in Tatonka's Current Balance Sheet, Tatonka does not have any material liability or obligation accrued, contingent or otherwise, that is reasonably likely to have a Material Adverse Effect on Tatonka.

     Section 4.8. Litigation and Claims. There are no claims, lawsuits, actions, arbitrations, administrative or other proceedings, governmental investigations or inquiries pending or, to the knowledge of Tatonka, threatened against, or affecting Tatonka. There are no unsatisfied judgments against Tatonka or any consent decrees to which Tatonka is subject. Each of the matters, if any, set forth in the Disclosure Schedules are fully covered by policies of insurance of Tatonka as in effect on that date.

     Section 4.9. No Violation of Law. Tatonka has not been, nor shall be as of the Effective Time (by virtue of any action, omission to act, contract to which it is a party or any occurrence or state of facts whatsoever), in violation of any applicable local, state or Federal law, ordinance, regulation, order, injunction or decree, or any other requirement of any governmental body, agency or authority or court binding on it, or relating to its property or business or its advertising, sales or pricing practices, except for violations which are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Tatonka.

     Section 4.10. Employee Matters. Except as set forth in the Disclosure Schedules, Tatonka does not have any material arrangements, agreements or plans with any person with respect to the employment by Tatonka of such person or whereby such person is to serve as an officer or director of Tatonka.

     Section 4.11. Taxes.

            (a) Filing of Tax Returns. Tatonka has duly and timely filed (in accordance with any extensions duly granted by the appropriate governmental agency, if applicable) with the appropriate governmental agencies all Tax Returns and reports required to be filed with the United States or any state or any political subdivision thereof or any foreign jurisdiction. All such Tax Returns or reports are complete and accurate in all material respects and properly reflect the taxes of Tatonka for the periods covered thereby.

            (b) Payment of Taxes. Except for such items as Tatonka may be disputing in good faith by proceedings in compliance with applicable law, which are described in Schedule

4.11(b), (i) Tatonka has paid all taxes, penalties, assessments and interest that have become due with respect to any Tax Returns that it has filed and has properly accrued on its books and records for all of the same that have not yet become due and (ii) Tatonka is not delinquent in the payment of any tax, assessment or governmental charge.

            (c) No Pending Deficiencies, Delinquencies, Assessments or Audits. Tatonka has not received any notice that any tax deficiency or delinquency has been asserted against Tatonka. There is no unpaid assessment, proposal for additional taxes, deficiency or delinquency in the payment of any of the taxes of Tatonka that could be asserted by any taxing authority. There is no taxing authority audit of Tatonka pending, or to the knowledge of Tatonka, threatened, and the results of any completed audits are properly reflected in the financial statements of Tatonka. To the best of its knowledge, Tatonka has not violated any Federal, state, local or foreign tax law.

            (d) No Extension of Limitation Period. Tatonka has not granted an extension to any taxing authority of the limitation period during which any tax liability may be assessed or collected.

            (e) All Withholding Requirements Satisfied. All monies required to be withheld by Tatonka and paid to governmental agencies for all income, social security, unemployment insurance, sales, excise, use, and other taxes have been collected or withheld and paid to the respective governmental agencies.

            (f) Foreign Person. Neither Tatonka nor any holders of Tatonka Common Stock is a foreign person, as such term is referred to in Section 1445(f)(3) of the Code.

            (g) Tax Exempt Entity. None of the assets of Tatonka are subject to a lease to a "tax exempt entity" as such term is defined in Section 168(h)(2) of the Code.

            (h) Collapsible Corporation. Tatonka has not at any time consented, and the holders of Tatonka Common Stock will not permit Tatonka to elect, to have the provisions of Section 341(f)(2) of the Code apply to it.

            (i) Boycotts. Tatonka has not at any time participated in or cooperated with any international boycott as defined in Section 999 of the Code.

            (j) Parachute Payments. No payment required or contemplated to be made by Tatonka will be characterized as an "excess parachute payment" within the meaning of Section 280G(b)(1) of the Code.

            (k) S Corporation. Tatonka has not made an election to be taxed as an "S" corporation under Section 1362(a) of the Code.

            (l) Personal Holding Companies. Tatonka is not or has not been a personal holding company within the meaning of Section 542 of the Code.

     Section 4.12. Related Party Arrangements. Schedule 4.12 sets forth a description of any interest held, directly or indirectly, by any officer, director or other Affiliate of Tatonka in any property, real or personal or mixed, tangible or intangible, used in or pertaining to Tatonka's business and any arrangement or agreement with any such person concerning the provision of goods or services or other matters pertaining to Tatonka's business.

     Section 4.13. Statements True and Correct. No representation or warranty made in this Agreement by Tatonka, nor any statement, certificate, information, exhibit or instrument to be furnished by Tatonka to the Company or a Stockholder pursuant to this Agreement, contains or will contain as of the Effective Time any untrue statement of material fact or omits or will omit to state a material fact necessary to make the statements contained herein and therein not misleading.

     Section 4.14.  Disclosure  Schedules.  All Disclosure Schedules required by
Article IV hereof and attached hereto are true, correct and complete in all material respects as of the date of this Agreement.

     Section 4.15. Finder's Fees. No investment banker, broker, finder or other intermediary has been retained by or is authorized to act on behalf of Tatonka who is entitled to any fee or commission upon consummation of the transactions contemplated by this Agreement or referred to herein.

                                    ARTICLE V
        CLOSING DATE REPRESENTATIONS AND WARRANTIES REGARDING TATONKA SUB

     Tatonka and Tatonka Sub, jointly and severally, represent and warrant that the following will be true and correct on the Closing Date as if made on that date:

     Section 5.1. Authorization and Validity. The execution, delivery and performance by Tatonka Sub of this Agreement and the consummation of the transactions contemplated thereby, have been duly authorized by Tatonka Sub. This Agreement will be as of the Closing Date duly executed and delivered by Tatonka Sub and will constitute the legal, valid and binding obligation of Tatonka Sub enforceable against Tatonka Sub in accordance with its respective terms, except as may be limited by bankruptcy or other laws affecting creditors' rights generally, or by equity principles, or by public policy.

     Section 5.2. No Violation. Neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated hereby will conflict with, or result in a violation or breach of the terms, conditions or provisions of, or constitute a default under, the certificate of incorporation or bylaws of Tatonka Sub.

     Section 5.3. No Business, Agreements, Assets or Liabilities. Tatonka Sub has not commenced business since its incorporation. Tatonka Sub does not own any assets (tangible or intangible) other than the consideration received upon the issuance of shares of its capital stock and Tatonka Sub does not have any liabilities, accrued, contingent or otherwise (known or unknown and asserted or unasserted) other than those assumed pursuant to this Agreement.

                                   ARTICLE VI
                            COVENANTS OF THE COMPANY

     The Company makes the covenants and agreements as set forth in this Article VI, which shall apply with respect to the period from this date to the Effective
Time and, to the extent contemplated in this Agreement, thereafter and agree that:

     Section 6.1. Conduct of the Company. From the date hereof until the Effective Time, the Company shall, in all material respects, conduct its business in the ordinary and usual course consistent with past practices and shall use reasonable efforts to:

            (a) preserve intact its business and its relationships with Payors, referral sources, customers, suppliers, patients, employees and others having business relations with it;

            (b) maintain and keep its properties and assets in good repair and condition consistent with past practice as is material to the conduct of the business of the Company;

            (c)   continuously   maintain   insurance   coverage   substantially
equivalent to the insurance coverage in existence on the date hereof. In addition, without the written consent of Tatonka, the Company shall not:

            (1) amend its articles or certificate of incorporation or bylaws, or other charter documents;

            (2) issue, sell or authorize for issuance or sale, shares of any class of its securities (including, but not limited to, by way of stock split, dividend, recapitalization or other reclassification) or any subscriptions, options, warrants, rights or convertible securities, or enter into any agreements or commitments of any character obligating it to issue or sell any such securities;

            (3) redeem, purchase or otherwise acquire, directly or indirectly, any shares of its capital stock or any option, warrant or other right to purchase or acquire any such shares;

            (4) declare or pay any dividend or other distribution (whether in cash, stock or other property) with respect to its capital stock (except as expressly contemplated in this Agreement);

            (5) voluntarily sell, transfer, surrender, abandon or dispose of any of its assets or property rights (tangible or intangible) other than the sale of inventory, if any, in the ordinary course of business consistent with past practices;

            (6) grant or make any mortgage or pledge or subject itself or any of its properties or assets to any lien, charge or encumbrance of any kind, except liens for taxes not currently due and except for liens which arise by operation of law;

            (7) voluntarily incur or assume any liability or indebtedness (contingent or otherwise), except in the ordinary course of business or which is reasonably necessary for the conduct of its business;

            (8) make or commit to make any capital expenditures which are not reasonably necessary for the conduct of its business;

            (9) grant any increase in the compensation payable or to become payable to directors, officers, consultants or employees other than merit increases to employees of the Company who are not directors or officers of the Company, except in the ordinary course of business and consistent with past practices;

            (10) change in any manner any accounting principles or methods other than changes which are consistent with generally accepted accounting principles;

            (11) enter into any material commitment or transaction other than in the ordinary course of business;

            (12) take any action which could reasonably be expected to have a Material Adverse Effect on the Company;

            (13) apply any of its assets to the direct or indirect payment, discharge, satisfaction or reduction of any amount payable directly or indirectly to or for the benefit of any Affiliate of the Company, other than in the ordinary course and consistent with past practices;

            (14) agree, whether in writing or otherwise, to do any of the foregoing; and

            (15) take any action at the Board of Director or Stockholder level to (in any way) amend, revise or otherwise affect the prior corporate approval and effectiveness of this Agreement or any of the agreements attached as exhibits hereto, other than as required to discharge its or their fiduciary duties.

     Section 6.2. Title to Assets; Indebtedness. As of the Effective Time, the Company shall (i) except for sales of assets held as inventory, if any, in the ordinary course of business prior to the Effective Time and except as otherwise specifically described in the Disclosure Schedules to this Agreement, have good and valid title to all of its assets free and clear of all Encumbrances of any nature whatsoever, except for current year ad valorem taxes and liens which arise by operation of law, and (ii) have no direct or indirect indebtedness except for indebtedness disclosed in the Company Financial Statements, the Disclosure Schedules hereto or for normal and recurring accrued obligations of the Company arising in connection with its business operations in the ordinary course of business and which arise from the purchase of merchandise, supplies, inventory and services used in connection with the provision of services.

     Section 6.3. Access. At all times prior to the Effective Time, Tatonka's employees, attorneys, accountants, agents and other authorized and designated representatives will be allowed full access upon reasonable prior notice and during regular business hours (and at such other times as the parties may reasonably agree) to the properties, books and records of the Company, including, without limitation, deeds, title documents, leases, patient lists, insurance policies, minute books, share certificate books, share registers, accounts, tax returns, financial statements and all other data that, in the reasonable opinion of Tatonka, are required for Tatonka to make such investigation as it may desire of the properties and business of the Company. Tatonka shall also be allowed full access upon reasonable prior notice and during regular business hours (and at such other times as the parties may reasonably agree) to consult with the officers, employees (after announcement by the Company of the Merger to its employees which shall occur no later than three days subsequent to execution hereof by the Company), accountants, counsel and agents of the

Company in connection with such investigation of the properties and business of the Company. No investigation by Tatonka shall diminish or otherwise affect any of the representations, warranties, covenants or agreements of the Company under this Agreement. Any access or investigation referred to in this Section 6.3 shall be conducted in such a manner as to minimize the disruption to the Company's ongoing business operations.

     Section 6.4. Acquisition Proposals. The Company shall not, and shall cause each of its directors, officers, employees or agents not to directly or indirectly:

            (a) solicit, initiate, encourage or participate in any negotiations or discussions with respect to any offer or proposal to acquire all or a substantial portion of the business, properties or capital stock of the Company, whether by merger, consolidation, share exchange, business combination, purchase of assets or otherwise; or

            (b) except as required by law or pursuant to subpoena or court order, disclose to any Person, other than Tatonka or its agents, any information not customarily disclosed concerning the business, assets, liabilities, properties and personnel of the Company, or, without Tatonka's prior written approval, afford to any Person other than Tatonka and its agents access to the properties, books or records of the Company. If the Company receives any offer or proposal after the date hereof, written or otherwise, of the type referred to above, the Company shall promptly inform Tatonka of such offer or proposal, decline such offer and furnish Tatonka with a copy thereof if such offer or proposal is in writing.

     Section 6.5. Compliance With Obligations. Prior to the Effective Time, the Company shall comply in all material respects with (i) all applicable Federal, state, local and foreign laws, rules and regulations; (ii) all material agreements and obligations, including its articles or certificate of incorporation or charter documents, by which it or its properties or its assets (real, personal or mixed, tangible or intangible) may be bound; and (iii) all decrees, orders, writs, injunctions, judgments, statutes, rules and regulations applicable to the Company, and its respective properties or assets.

     Section 6.6. Notice of Certain Events. The Company shall promptly notify Tatonka of:

            (a) any notice or other communication from any Person or entity alleging that the consent of such Person or entity is or may be required in connection with the transactions contemplated by this Agreement;

            (b) any employment of any new non-hourly employee by the Company who is expected to receive annualized compensation of at least $50,000 in 1998;

            (c) any termination of employment by, or threat to terminate employment received from, any salaried or non-hourly, skilled employee of the Company;

            (d) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement;

            (e) any actions, suits, claims, investigations or proceedings commenced or threatened against, relating to or involving or otherwise affecting the Company which, if pending on the date of this Agreement, would have been required to have been disclosed to Tatonka hereunder or which relate to the consummation of the transactions contemplated by this Agreement;

            (f) any material adverse change in the operation of the Company, including but not limited to any licensure or certification deficiencies, or violations; limitations on a license or a provider agreement; freeze or reduction in Medicare or Medicaid rates, notice of overpayment; being the subject of any investigation relating to patient abuse, fraud, kickbacks, false claims or other alleged illegal payment practices under the Fraud and Abuse Statutes; and

            (g) any notice or other communication indicating a material deterioration in the relationship with any Payor or supplier or key employee of the Company and, if requested by Tatonka, will exert its reasonable best efforts to restore the relationship.

     Section 6.7. Stockholders' Consent. The Company shall obtain the unanimous approval of the Stockholders to the Merger. In obtaining the approval of the Stockholders, the Company shall provide each Stockholder with such information as may be required by applicable law or as Tatonka shall deem appropriate. The Board of Directors of the Company shall recommend the approval of the Merger by the Stockholders of the Company.

     Section 6.8. Obligations of Company and Stockholders. The Stockholders will take all action reasonably necessary to cause the Company to perform its obligations under this Agreement and all related agreements and to consummate the Merger and other transactions contemplated hereby and thereby on the terms and conditions set forth in this Agreement and such agreements; provided, however, that this covenant shall not require the Company to make any expenditures that are not expressly set forth in this Agreement or otherwise contemplated in this Agreement.

     Section 6.9. Accounting and Tax Matters. The Company will not change in any material respect the accounting methods or practices followed by the Company (including any material change in any assumption underlying, or any method of calculating, any bad debt, contingency or other reserve), except as may be required by generally accepted accounting principles. The Company will not make any material tax election except in the ordinary course of business consistent with past practice, change any material tax election already made, adopt any tax accounting method except in the ordinary course of business consistent with past practice, change any tax accounting method, enter into any closing agreement, settle any tax claim or assessment or consent to any tax claim or assessment or any waiver of the statute of limitations for any such claim or assessment. The Company will duly, accurately and timely (without regard to any extensions of time) file all returns, information statements and other documents relating to taxes of the Company required to be filed by it, and pay all taxes required to be paid by it, on or before the Closing Date.

                                   ARTICLE VII
                      COVENANTS OF TATONKA AND TATONKA SUB

     Tatonka  and  Tatonka  Sub  agrees  that  between  the date  hereof and the
Closing:

     Section 7.1. Consummation of Agreement. Tatonka and Tatonka Sub will take all action reasonably necessary to cause the consummation of the transactions contemplated hereby in accordance with their terms and conditions and take all corporate and other action necessary to approve the Merger; provided, however, that this covenant shall not require Tatonka and Tatonka Sub to make any expenditures that are not expressly set forth in this Agreement or otherwise contemplated in this Agreement.

     Section 7.2. Requirements to Effect the Merger and Acquisitions. Tatonka and Tatonka Sub will use its best efforts to take, or cause to be taken, all actions necessary to effect the Merger under applicable law, including without limitation the filing with the appropriate government officials of all necessary documents in form approved by counsel for the parties to this Agreement.

     Section 7.3. Access. Tatonka and Tatonka Sub shall, at reasonable times during normal business hours and on reasonable notice, permit the Company and its authorized representatives of the Company reasonable access to, and make available for inspection, all of the assets and business of Tatonka and Tatonka Sub, including its executive officers, and permit the Company and its authorized representatives to inspect and, at the Company's sole expense, make copies of all documents, records and information with respect to the affairs of Tatonka and Tatonka Sub as the Company and its representatives may reasonably request, all for the sole purpose of permitting the Company to become familiar with the business and assets and liabilities of Tatonka and Tatonka Sub. No investigation by the Company or the Stockholders shall diminish or otherwise affect any of the representations, warranties, covenants or agreements of Tatonka under this Agreement.

     Section 7.4. Notification of Certain Matters. Tatonka and Tatonka Sub shall promptly inform the Company in writing of (a) any notice of, or other communication relating to, a default or event that, with notice or lapse of time or both, would become a default, received by Tatonka subsequent to the date of this Agreement and prior to the Effective Time under any contract, agreement or investment material to Tatonka' and Tatonka Sub's condition (financial or otherwise), operations, assets, liabilities or business and to which it is subject; or (b) any material adverse change in Tatonka's condition (financial or otherwise), operations, assets, liabilities or business.

                                  ARTICLE VIII
                COVENANTS OF TATONKA, TATONKA SUB AND THE COMPANY

     Tatonka, Tatonka Sub and the Company agree as follows:

     Section 8.1. Filings; Other Action.

            (a) The Company shall cooperate with Tatonka and Tatonka Sub in the preparation of any and all documents required pursuant to the transactions contemplated by this Agreement, including documents required to be filed under Federal or state securities laws. The Company shall furnish all information concerning the Company as may be reasonably requested in connection with any such action in a timely manner.

            (b) The Company, Tatonka and Tatonka Sub each separately represent and warrant that (i) in the case of the Company, none of the written information or documents supplied or to be supplied by it specifically for inclusion in any 1934 Act filing, by exhibit or otherwise and (ii) in the case of Tatonka will, at the time any 1934 Act filing and each amendment and supplement thereto, is made, none of them contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company shall be entitled to review each 1934 Act filing and each of the amendments thereto, if any, prior to its filing. The Company's review of the 1934 Act filings shall not diminish or otherwise affect the representations, covenants and warranties of Tatonka and Tatonka Sub contained in this Agreement.

            (c) The Company shall, upon request, furnish Tatonka with all information concerning itself, its subsidiaries, directors, officers, partners and Stockholders, and such other matters as may be reasonably requested by Tatonka in connection with the preparation of the 1934 Act filings and each of the amendments or supplements thereto, or any other statement, filing, notice or application made by or on behalf of each such party or any of its subsidiaries to any governmental entity in connection with the Merger and the other transactions contemplated by this Agreement.

     Section 8.2. Amendments of Disclosure Schedules. Each party hereto agrees that, with respect to the representations and warranties of such party contained in this Agreement, such party shall have the continuing obligation until the Closing to supplement or amend promptly the Disclosure Schedules with respect to any matter that would have been or would be required to be set forth or described in the Disclosure Schedules in order to not materially breach any representation, warranty or covenant of such party contained in this Agreement; provided that no amendment or supplement to a Disclosure Schedule that constitutes or reflects a Material Adverse Effect on the Company may be made unless Tatonka consents to such amendment or supplement, and no amendment or supplement to a Disclosure Schedule that constitutes or reflects a Material Adverse Effect on Tatonka may be made unless the Company consents to such amendment or supplement. For purposes of this Agreement, including without limitation for purposes of determining whether the conditions set forth in Sections 9.1 and 10.1 have been fulfilled, the Disclosure Schedules hereto shall be deemed to be the Disclosure Schedules as amended or supplemented pursuant to this Section 8.2. In the event that the Company seeks to amend or supplement a Disclosure Schedule pursuant to this Section 8.2 and Tatonka does not consent to such amendment or supplement, or Tatonka seeks to amend or supplement a Disclosure Schedule pursuant to this Section 8.2, and the Company does not consent, this Agreement shall be deemed terminated by mutual consent as set forth in Section 14.1(a) hereof.

     Section 8.3. Actions Contrary to Stated Intent. No party hereto will knowingly, either before or after the Merger, take any action that would prevent the Merger from qualifying as a tax-free merger within the meaning of Section 368 of the Code.

     Section 8.4. Public Announcements. The parties hereto will consult with each other before issuing any press release or making any public statement with respect to this

Agreement and the transactions contemplated hereby and, except as may be required by applicable law, will not issue any such press release or make any such public statement prior to such consultation, although the foregoing shall not apply to any disclosure by Tatonka in any filing with the SEC.

     Section 8.5. Expenses. Each party to this Agreement shall be solely responsible for their own fees and expenses with respect to the transactions contemplated in this Agreement including, without limitation, the fees charged by attorneys, accountants and financial advisors retained by such parties. The fees and expenses incurred by the Company shall be paid by the Company in full immediately prior to the Closing and such expenses shall be the sole responsibility of the Stockholders following the Closing Date and not Tatonka.

     Section 8.6. Patient Confidentiality. Tatonka shall agree to keep all records and information regarding the patients of the Company confidential in accordance with all applicable laws.

     Section 8.7. 1934 Act Filings. Tatonka shall prepare and file a Form 8-K regarding the transactions covered by this Agreement and take any action required to be taken under the applicable state Blue Sky or other securities laws in connection with the issuance of the shares of Tatonka Common Stock upon consummation of the Merger.

                                   ARTICLE IX
                 CONDITIONS PRECEDENT OF TATONKA AND TATONKA SUB

     Except as may be waived in writing by Tatonka, the obligations of Tatonka and Tatonka Sub hereunder are subject to the fulfillment at or prior to the Effective Time of each of the following conditions:

     Section 9.1. Representations and Warranties. The representations and warranties of the Company contained in this Agreement and each Stockholder contained in the Stockholders Representation Letter (as delivered pursuant to Section 9.7 hereof) shall have been true and correct in all material respects when initially made and shall be true and correct in all material respects as of the Effective Time.

     Section 9.2. Covenants. The Company shall have performed and complied in all material respects with all covenants required by this Agreement to be performed and complied with by the Company prior to the Effective Time.

     Section 9.3. Proceedings. No action, proceeding or order by any court or governmental body or agency shall have been threatened orally or in writing, asserted, instituted or entered to restrain or prohibit the carrying out of the transactions contemplated hereby.

     Section 9.4. No Material Adverse Effect. No Material Adverse Effect on the Company shall have occurred since December 31, 1997, whether or not such change shall have been caused by the deliberate act or omission of the Company or any Stockholder.

     Section 9.5. Government Approvals and Required Consents. The Company, the

Stockholders and Tatonka shall have obtained all licenses, permits and all necessary government and other third-party approvals and consents required under any law, statements, rule, regulation or ordinance to consummate the transactions contemplated by this Agreement.

     Section 9.6. Closing Deliveries. Tatonka shall have received all Disclosure Schedules, documents, assignments and agreements, duly executed and delivered in form reasonably satisfactory to Tatonka, referred to in Section 11.1.

     Section 9.7. Stockholder Representation Letter. Each Stockholder shall have executed and delivered to Tatonka the Stockholder Representation Letter in substantially the form of Exhibit C.

                                    ARTICLE X
                       CONDITIONS PRECEDENT OF THE COMPANY

     Except as may be waived in writing by the Company, the obligations of the Company hereunder are subject to fulfillment at or prior to the Effective Time of each of the following conditions:

     Section 10.1. Representations and Warranties. The representations and warranties of Tatonka and Tatonka Sub contained in this Agreement shall be true and correct in all material respects when initially made and shall be true and correct in all material respects as of the Effective Time.

     Section 10.2. Covenants. Tatonka and Tatonka Sub shall have performed and complied in all material respects with all covenants and conditions required by this Agreement to be performed and complied with by it prior to the Effective Time.

     Section 10.3. Proceedings. No action, proceeding or order by any court or governmental body or agency shall have been threatened in writing, asserted, instituted or entered to restrain or prohibit the carrying out of the transactions contemplated hereby.

     Section 10.4. Government Approvals and Required Consents. The Company, the Stockholders, Tatonka and Tatonka Sub shall have obtained all licenses, permits and all necessary government and other third-party approvals and consents (including the unanimous consent of the Stockholders) required under any law, contracts or any statute, rule, regulation or ordinances to consummate the transactions contemplated by this Agreement.

     Section 10.5. Closing Deliveries. The Company shall have received all Disclosure Schedules, documents, assignments and agreements, duly executed and delivered in form reasonably satisfactory to the Company referred to in Section 11.2.

     Section 10.6. No Material Adverse Effect. No Material Adverse Effect on Tatonka or Tatonka Sub shall have occurred since September 30, 1997, regardless of whether such change shall have been caused by the deliberate act or omission of Tatonka or Tatonka Sub.

                                   ARTICLE XI
                               CLOSING DELIVERIES

     Section 11.1. Deliveries of the Company. At or prior to the Effective Time, the Company shall deliver to Tatonka the following, all of which shall be in a form reasonably satisfactory to Tatonka:

            (a) a copy of resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement and all related documents and agreements and consummation of the Merger, each certified by the Secretary of the Company as being true and correct copies of the originals thereof subject to no modifications or amendments;

             (b) a certificate of the President of the Company dated the Closing Date, as to the truth and correctness of the representations and warranties of the Company contained in this Agreement on and as of the Effective Time;

            (c) a certificate of the President of the Company dated the Closing Date, (i) as to the performance of and compliance in all material respects by the Company with all covenants contained in this Agreement on and as of the Effective Time and (ii) certifying that all conditions precedent required by the Company to be satisfied shall have been satisfied;

            (d) a certificate of the Secretary of the Company certifying as to the incumbency of the directors and officers of such corporation and as to the signatures of such directors and officers who have executed documents delivered at the Closing on behalf of that corporation;

            (e) certificates, dated within ten days prior to the Effective Time, of the Secretary of State of Texas for the Company establishing that each such corporation is in existence, has paid all franchise or similar taxes, if any, and, if applicable, otherwise is in good standing to transact business in the state of Texas;

            (f) certificates, dated within ten days prior to the Effective Time, of the Secretaries of State of the states in which either the Company is qualified to do business, to the effect that each such corporation is qualified to do business and, if applicable, is in good standing as a foreign corporation in each of such states;

            (g) all authorizations, consents, approvals, permits and licenses referenced in Section 3.23;

            (h) the resignations of the directors and officers of the Company as requested by Tatonka;

             (i) executed Articles of Merger necessary to effect the Merger referred to in Section 2.1;

               (j) such other instrument or instruments of transfer prepared by Tatonka as shall be necessary or appropriate, as Tatonka or its counsel shall reasonably request, to carry out and effect the purpose and intent of this Agreement.

     Section 11.2. Deliveries of Tatonka. At or prior to the Effective Time, Tatonka shall deliver to the Company the following, all of which shall be in a form reasonably satisfactory to the Company:

            (a) a copy of resolutions of the Board of Directors of Tatonka authorizing the execution, delivery and performance of this Agreement, and all related documents and agreements, certified by Tatonka's Secretary as being true and correct copies of the originals thereof subject to no modifications or amendments;

            (b) a copy of resolutions of the Board of Directors of Tatonka Sub authorizing the execution, delivery and performance of this Agreement certified by the Secretary of Tatonka Sub as being true correct copies of the originals thereof subject to no modifications or amendments;

            (c) a certificate of the President of Tatonka and Tatonka Sub dated the Closing Date as to the truth and correctness of the representations and warranties of Tatonka and Tatonka Sub contained in this Agreement on and as of the Effective Time;

            (d) a certificate of the President of Tatonka and Tatonka Sub dated the Closing Date, (i) as to the performance and compliance by Tatonka or Tatonka Sub with all covenants contained in this Agreement on and as of the Effective Time and (ii) certifying that all conditions precedent required to be satisfied by Tatonka and Tatonka Sub shall have been satisfied;

            (e) a certificate of the Secretary of Tatonka and Tatonka Sub certifying as to the incumbency and to the signatures of the officers of Tatonka or Tatonka Sub who have executed documents delivered at the Closing on behalf of Tatonka or Tatonka Sub;

            (f) a certificate, dated within ten days prior to the Effective Time, of the secretary of state of incorporation establishing that Tatonka and Tatonka Sub are, respectively, in existence, have paid all franchise or similar taxes, if any, and otherwise are in good standing to transact business in the states of Oklahoma and Texas;

            (g) certificates (or photocopies thereof), dated within ten days prior to the Effective Time, of the Secretaries of State of the states in which either Tatonka and Tatonka Sub is qualified to do business, to the effect that Tatonka and Tatonka Sub is qualified to do business and is in good standing as a foreign corporation in such state;

            (h) executed Articles of Merger necessary to effect the Merger referred to in Section 2.1;

            (i) the Merger Consideration in accordance with Article II and Exhibit A hereof; and

            (j)such other instrument or instruments of transfer prepared by the Company as shall be necessary or appropriate, as the Company or its counsel shall reasonably request, to carry out and effect the purpose and intent of this Agreement.

                                   ARTICLE XII
                              POST CLOSING MATTERS

     Section 12.1. Further Instruments of Transfer. Following the Closing, at the request of Tatonka or the Surviving Corporation and at Tatonka's sole cost and expense, the Stockholders and the Company shall deliver any further instruments of transfer and take all reasonable action as may be necessary or appropriate to carry out the purpose and intent of this Agreement. Following the Closing, Tatonka or the Surviving Corporation shall deliver any further instruments of transfer and take all reasonable action as may be necessary and appropriate to carry out the purpose and intent of this Agreement.

     Section 12.2. Merger Tax Covenant.

            (a) The parties intend that the Merger will qualify as a tax-free merger within the meaning of Section 368 of the Code in which the Company will not recognize gain or loss, and pursuant to which any gain recognized by a Stockholder as a result of the Merger will not exceed the amount of any cash received by a Stockholder in the Merger (a "Reorganization").

            (b) Both prior to and after the Effective Time, all books and records shall be maintained, and all Tax Returns and schedules thereto shall be filed in a manner consistent with the Merger being treated as a Reorganization. These obligations are excused as to a party required to maintain the books or file a Tax Return if such party has provided to the other parties a written opinion of competent tax counsel to the effect that there is not substantial authority, within the meaning of Section 6662(d)(2)(B)(i) of the Code, to report the Merger as a Reorganization and such opinion either is furnished prior to the Effective Time or is based on facts or events not known at the Effective Time. Each party shall provide to each other party such tax information, reports, returns, or schedules as may be reasonably required to assist such party in accounting for and reporting the Merger as a Reorganization.

            (c) The parties agree that no Stockholder shall be liable for any taxes incurred by the Company and for which Tatonka has successor liability therefor which arise solely as a result of the Merger or the consummation of the transactions contemplated hereby; provided that the foregoing shall not limit or otherwise be deemed a waiver of any right of indemnification under Section 13.1 for a breach of any representation, warranty or covenant of the Company or any Stockholder.

     Section 12.3. Current Public Information. Tatonka shall use its best efforts to cause the requirements of Rule 144(c) under the Securities Act to be met with respect to Tatonka for so long as those requirements must be met to enable sales by the Stockholders who are affiliates of the Company to meet the requirements of Rule 145(d) under the Securities Act.

     Section 12.4. Change of Tatonka Name. Tatonka shall use its best efforts to cause Tatonka's name to be changed to "PHYMED, INC.", or such other name as the Board of Directors of Tatonka, in consultation with the Stockholders, shall choose, to reflect better the nature of Tatonka's business and operations following consummation of the transactions contemplated hereby.

                                  ARTICLE XIII
                                    REMEDIES

     Section 13.1. Indemnification by the Company and the Stockholders. Subject to the
terms and conditions of this Article XIII, the Company and the Stockholders agree to indemnify, defend and hold Tatonka and the Surviving Corporation and their respective directors, officers, stockholders, employees, agents, attorneys, consultants and Affiliates harmless from and against all losses, claims, obligations, demands, assessments, penalties, liabilities, costs, damages, reasonable attorneys' fees and expenses (including, without limitation, all costs of experts and all costs incidental to or in connection with any appellate process) (collectively, "Damages") asserted against or incurred by such individuals and/or entities arising out of or resulting from:

            (a) a breach by the Company or any Stockholder of any representation or warranty or covenant of the Company or any Stockholder contained in this Agreement or in any Disclosure Schedule or certificate delivered thereunder;

            (b) any violation (or alleged violation) by the Company and/or any of its past or present directors, officers, partners, Stockholders, employees (including, without limitation, any Physician Employee), agents, attorneys, consultants and Affiliates of any state or Federal law governing health care fraud and abuse or prohibition on referral of patients to Persons in which a licensed professional has a financial or other form of interest (including, but not limited to, fraud and abuse in the Medicare and Medicaid Programs) occurring on or before the Closing Date, or any overpayment or obligation (or alleged overpayment or obligation) arising out of or resulting from claims submitted to any Payor on or before the Closing Date; and

           (c) any liability under the Securities Act, the Exchange Act or any other Federal or state "blue sky" or securities law or regulation, at common law or otherwise, arising out of or based upon any untrue statement of material fact in any 1934 Act filing, or any amendment thereof or supplement thereto relating to the Company (including any Company Subsidiary) or failure to state information necessary to make the statements required to be stated therein not misleading arising solely from information provided in writing to Tatonka or its counsel by the Company or any Stockholder or their agents specifically for inclusion in any such 1934 Act filing, or any amendment thereof or supplement thereto.

     Nothing contained in this Agreement shall relieve the Company of any liability or limit any liability that it may have in the case of fraud in connection with the transactions contemplated by this Agreement.

     Section 13.2. Indemnification by Tatonka and Tatonka Sub. Subject to the terms and conditions of this Article XIII, Tatonka and Tatonka Sub hereby agree to indemnify, defend and hold the Stockholders, the Company and its directors, officers, stockholders, employees, agents, attorneys, consultants and Affiliates harmless from and against all Damages asserted against or incurred by such individuals and/or entities arising out of or resulting from:

            (a) a breach by Tatonka or Tatonka Sub of any representation or warranty (without giving effect to any Material Adverse Effect qualifier contained as part of any such representation or warranty) or covenant of Tatonka or Tatonka Sub contained in this Agreement or in any schedule or certificate delivered hereunder; and

            (b) any liability under the Securities Act, the Exchange Act or any other Federal or state "blue sky" or securities law or regulation, at common law or otherwise, arising out of or based upon any untrue statements of material fact in any 1934 Act filing, or any amendment thereof or supplement thereto, or required to be stated therein or failure to state information necessary to make the statements therein not misleading (except for any liability based upon any actual or alleged untrue statement of material fact or an omission to state a material fact relating the Company or any Stockholder which was derived from any information provided in writing by the Company or a Company Subsidiary or any of their agents contained in the representations and warranties set forth in this Agreement or any certificate, exhibit, schedule or instrument required to be delivered under this Agreement).

     Nothing contained in this Agreement shall relieve Tatonka of any liability or limit any liability that it may have in the case of fraud in connection with the transactions contemplated by this Agreement.

     Section 13.3. Conditions of Indemnification. All claims for indemnification under this Agreement shall be asserted and resolved as follows:

            (a) Any party claiming indemnification under the Agreement (an "Indemnified Party") shall promptly (and, in the event, at least ten days prior to the due date for any responsive pleadings, filings or other documents) (i) notify the party for whom indemnification is sought (the "Indemnifying Party) of any third-party claim or claims asserted against the Indemnified Party ("Third Party Claim") that could give rise to a right of indemnification under this Agreement and (ii) transmit to the Indemnifying Party a written notice ("Claim Notice") describing in reasonable detail the nature of the Third Party Claim, a copy of all papers served with respect to such claim (if any), an estimate of the amount of Damages attributable to the Third Party Claim and the basis of the Indemnified Party's request for indemnification under this Agreement. The failure to promptly deliver a Claim Notice shall not relieve any Indemnifying Party of its obligations to any Indemnified Party with respect to the related Third Party Claim except to the extent that the resulting delay is materially prejudicial to the defense of such claim. Within 30 days after receipt of any Claim Notice (the "Election Period"), the Indemnifying Party shall notify the Indemnified Party (x) whether the Indemnifying Party disputes its potential liability to the Indemnified Party under this Article XIII with respect to such Third Party Claim and (y) whether the Indemnifying Party desires, at the sole cost and expense of such Indemnifying Party, to defend the Indemnified Party against such Third Party Claim.

            (b) If the Indemnifying Party notifies the Indemnified Party within the Election Period that the Indemnifying Party elects to assume the defense of the Third Party Claim, then the Indemnifying Party shall have the right to defend, at their sole cost and expense, with counsel reasonably acceptable to such Indemnified Party, such Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted diligently by the Indemnifying Party to a final conclusion or settled at the discretion of the Indemnifying Party in accordance with this Section 13.3(b). Except as set forth in Section 13.3(f) below, the Indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement thereof. The Indemnified Party is hereby authorized, at the sole cost and expense of the Indemnifying Party (but only if the Indemnified Party is entitled to indemnification hereunder), to file, during the Election Period, any motion, answer or other pleadings that the Indemnified Party shall deem necessary or appropriate to protect its interests or those of the Indemnifying Party and not prejudicial to the Indemnifying Party. If requested by the Indemnifying Party, the Indemnified Party agrees, at the sole cost and expense of the Indemnifying Party, to cooperate with the Indemnifying Party and their counsel in contesting any Third Party Claim that the Indemnifying Party elects to contest, including, without limitation, the making of any related counterclaim against the person asserting the Third Party Claim or any cross-complaint against any person. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this Section 13.3(b) and shall bear its own costs and expenses with respect to such participation; provided, however, that if the named parties to any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party, and the Indemnified Party has been advised by counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the Indemnifying Party, then the Indemnified Party may employ separate counsel at the expense of the Indemnifying Party, and upon written notification thereof, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of the Indemnified Party; provided further that the Indemnifying Party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for the Indemnified Party, which firm shall be designated in writing by the Indemnified Party. Notwithstanding the foregoing, the Indemnifying Party shall be prohibited from confessing or settling any criminal allegations brought against the Indemnified Party without the express written consent of the Indemnified Party.

            (c) If the Indemnifying Party fails to notify the Indemnified Party within the Election Period that the Indemnifying Party elects to defend the Indemnified Party pursuant to Section 13.3(b), or if the Indemnifying Party elects to defend the Indemnified Party pursuant to Section 13.3(b) but fails diligently and promptly to prosecute or settle the Third Party Claim, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party (if the Indemnified Party is entitled to indemnification hereunder), the Third Party Claim by all appropriate proceedings, which proceedings shall be promptly and vigorously prosecuted by the Indemnified Party to a final conclusion or settled. The Indemnified Party shall have full control of such defense and proceedings, provided, however, that the Indemnified Party may not enter into, without the Indemnifying Party's consent, which shall not be unreasonably withheld, any compromise or settlement of such Third Party Claim. Notwithstanding the foregoing, if the Indemnifying Party has delivered a written notice to the Indemnified Party to the effect that the Indemnifying Party disputes their potential liability to the Indemnified Party under this Article XIII and if such dispute is resolved in favor of the Indemnifying Party, the Indemnifying Party shall not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this Section or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party shall reimburse the Indemnifying Party in full for all costs and expenses of such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this
Section 13.3(c), and the Indemnifying Party shall bear its own costs and expenses with respect to such participation; provided, however, that if the named parties to any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party, and the Indemnifying Party has been advised by counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the Indemnified Party, then the Indemnifying Party may employ separate counsel and upon written notification thereof, the Indemnified Party shall not have the right to assume the defense of such action on behalf of the Indemnifying Party.

            (d) In the event any Indemnified Party should have a claim against any Indemnifying Party hereunder that does not involve a Third Party Claim, the Indemnified Party shall transmit to the Indemnifying Party a written notice (the "Indemnity Notice") describing in reasonable detail the nature of the claim, an estimate of the amount of damages attributable to such claim and the basis of the Indemnified Party's request for indemnification under this Agreement. If the Indemnifying Party does not notify the Indemnified Party within 60 days from its receipt of the Indemnity Notice that the Indemnifying Party disputes such claim, the claim specified by the Indemnified Party in the Indemnity Notice shall be deemed a liability of the Indemnifying Party hereunder. If the Indemnifying Party has timely disputed such claim, as provided above, such dispute shall be resolved by litigation in an appropriate court of competent jurisdiction if the parties do not reach a settlement of such dispute within 30 days after notice of a dispute is given.

            (e) Payments of all amounts owing by any Indemnifying Party pursuant to this Article XIII relating to a Third Party Claim shall be made within 30 days after the latest of (i) the settlement of such Third Party Claim, (ii) the expiration of the period for appeal of a final adjudication of such Third Party Claim, or (iii) the expiration of the period for appeal of a final adjudication of the Indemnifying Party's liability to the Indemnified Party under this Agreement. Payments of all amounts owing by the Indemnifying Party pursuant to
Section 13.3(d) shall be made within 30 days after the later of (i) the expiration of the 60-day Indemnity Notice period or (ii) the expiration of the period for appeal of a final adjudication of the Indemnifying Party's liability to the Indemnified Party under this Agreement. During the two-year period following the Effective Time, each Stockholder shall be entitled to satisfy payments owed to Tatonka by transfer of Tatonka Common Stock from such Stockholder to Tatonka. For all purposes of this Agreement, the value of each share of Tatonka Common Stock transferred to Tatonka pursuant to this Agreement shall be calculated by averaging the daily closing prices (i.e., last sale price, regular way) for a share of Tatonka Common Stock for the 20 consecutive trading days on which such shares are actually traded on the NASDAQ National Market System preceding the date of the Claim Notice or Indemnity Notice, as the case may be, if the Tatonka Common Stock is so traded at the time. If the Tatonka Common Stock is not traded on the NASDAQ National Market System at the time, the average of the high bid and low asked prices as reported in the Wall Street Journal, or if not so reported, as furnished by a professional market maker making a market in the Tatonka Common Stock and selected by the Board of Directors of Tatonka, shall be used. The rights of any

Stockholder to transfer shares of Tatonka Common Stock in satisfaction of payments owed to Tatonka pursuant to this Agreement shall terminate at the end of the two-year period following the Effective Time.

            (f) The Indemnifying Party shall provide the Indemnified Party with written notice of any firm offer that is made to settle or compromise a Third Party Claim against an Indemnified Party. If a firm offer is made to settle such a claim solely by the payment of money damages and the Indemnifying Party notifies the Indemnified Party in writing that the Indemnifying Party agrees to such settlement, but the Indemnified Party elects not to accept and agree to it, the Indemnified Party may continue to contest or defend such Third Party Claim and, in such event, the total maximum liability of the Indemnifying Party to indemnify or otherwise reimburse the Indemnified Party hereunder with respect to such a claim shall be limited to and shall not exceed the amount of such settlement offer, plus reasonable out-of-pocket costs and reasonable expenses (including reasonable attorneys' fees and disbursements) to the date of notice that the Indemnifying Party desired to accept such settlement.

            (g) Notwithstanding anything contained in this Agreement or the Merger Agreement to the contrary, the Indemnifying Parties in the aggregate (i) shall have no obligation hereunder to provide indemnification for the first
$50,000 of Damages (without counting  Immaterial  Claims as defined below),  and
(ii) in no event shall the Indemnifying Parties have any liability hereunder with respect to any singular incident or a fact involving a breach or inaccuracy of the Company if the Damages from such claim are equal to or less than $7,500 ("Immaterial Claims").

     Section  13.4.  Costs,   Expenses  and  Legal  Fees.  Whether  or  not  the
transactions contemplated hereby are consummated, each party hereto shall bear its own costs and expenses (including attorneys' fees), except that each party hereto agrees to pay the costs and expenses (including reasonable attorneys' fees and expenses) incurred by the other parties in successfully (a) enforcing any of the terms of this Agreement or (b) proving that another party breached any of the terms of this Agreement.

     Section 13.5. Tax Benefits; Insurance Proceeds. The total amount of any indemnity payments owed by one party to another party to this Agreement shall be reduced by any correlative tax benefit received by the party to be indemnified or the net proceeds received by the party to be indemnified with respect to recovery from third parties or insurance proceeds, and such correlative insurance benefit shall be net of the insurance premium, if any, that becomes due as a result of such claim.

     Section 13.6. Dispute Resolution.

            (a) Arbitration. The parties hereto agree that any claim, controversy, dispute or disagreement between or among any of the parties arising out of or relating to this Agreement shall be governed exclusively by the terms and provisions of this Section 13.6; provided, however, that within ten days from the date which any claim, controversy, dispute or disagreement cannot be resolved and prior to commencing an arbitration procedure pursuant to this
Section 13.6, the parties shall meet to discuss and consider other alternative dispute resolution procedures other than arbitration including, but not limited to, mediation. If at any time prior to the rendering of the decision by the arbitrator (or pursuant to such other alternative dispute resolution procedure) as contemplated in this
Section 13.6 to the extent a party makes a written offer to the other party proposing a settlement of the matter(s) at issue and such offer is rejected, then the party rejecting such offer shall be obligated to pay the costs and expenses (excluding the amount of the award granted under the decision) of the party that offered the settlement from the date such offer was received by such other party if the decision is for a dollar amount that is less than the amount of such offer to settle. Notwithstanding the foregoing, the terms and provisions of this Section 13.6 shall not preclude any party hereto from seeking, or a court of competent jurisdiction from granting, a temporary restraining order, temporary injunction or other equitable relief for any breach of (i) any non-competition or confidentiality covenant or (ii) any duty, obligation, covenant, representation or warranty, the breach of which may cause irreparable harm or damage.

            (b) Arbitrators. In the event there is a claim, controversy, dispute or disagreement among the parties hereto arising out of or relating to this Agreement (including any claim based on or arising from an alleged tort) and the parties hereto have not reached agreement regarding an alternative to arbitration, the parties agree to select within 30 days of notice by a party to the other of its desire to seek arbitration under this Section 13.6 one arbitrator mutually acceptable to Tatonka and the Sellers to hear and decide all such claims under this Section 13.6. Each of the arbitrators proposed shall be impartial and independent of all parties. If the parties cannot agree on the selection of an arbitrator within said 30-day period, then any party may in writing request the judge of the United States District Court for the Northern District of Texas senior in term of service to appoint the arbitrator and, subject to this Section 13.6, such arbitrator shall hear all arbitration matters arising under this Section 13.6.

            (c) Applicable Rules.

            (1) Each arbitration hearing shall be held at a place in Dallas, Texas acceptable to the arbitrator. The arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association to the extent such rules do not conflict with the terms hereof; provided, however, that if the parties hereto agree to an alternative to arbitration they may agree to an alternative set of rules, including as to rules of evidence and procedure. The decision of the arbitrator shall be reduced to writing and shall be binding on the parties and such decision shall contain a concise statement of the reasons in support of such decision. Judgment upon the award(s) rendered by the arbitrator may be entered and execution had in any court of competent jurisdiction or application may be made to such court for a judicial acceptance of the award and an order of enforcement. The charges and expenses of the arbitrator shall be shared equally by the parties to the hearing.

            (2) The arbitration shall commence within ten days after the arbitrator is selected in accordance with the provisions of this Section
     13.6. In fulfilling his duties with respect to determining the amount of any loss, the arbitrator may consider such matters as, in the opinion of the arbitrator, are necessary or helpful to make a proper valuation. The arbitrator may consult with and engage disinterested third parties to advise the arbitrator.

     The arbitrator shall not add any interest factor reflecting the time value of money to the amount of any loss and shall not award any punitive damages.

            (3) If the arbitrator selected hereunder should die, resign or be unable to perform his or her duties hereunder, the parties, or such senior judge (or such judge's successor) in the event the parties cannot agree, shall select a replacement arbitrator. The procedure set forth in this
     Section 13.6 for selecting the arbitrator shall be followed from time to time as necessary.

            (4) As to any determination of the amount of any loss, or as to the resolution of any other claim, controversy, dispute or disagreement, that under the terms hereof is made subject to arbitration, no lawsuit based on such claimed loss or such resolution shall be instituted by the parties hereto, other than to compel arbitration proceedings or enforce the award of the arbitrator, except as otherwise provided in Section 11.7(b).

            (5) All privileges under Texas and Federal law, including attorney-client and work- product privileges, shall be preserved and protected to the same extent that such privileges would be protected in a Federal court proceeding applying Texas law.

                                   ARTICLE XIV
                                   TERMINATION

     Section 14.1. Termination. This Agreement may be terminated and the Merger and the Acquisitions may be abandoned:

            (a) at any time prior to the Effective Time by mutual agreement of all parties;

            (b) at any time prior to the Effective Time by Tatonka if any material representation or warranty of the Company or any Stockholder contained in this Agreement or in any certificate or other document executed and delivered by the Company or any Stockholder pursuant to this Agreement is or becomes untrue or breached in any material respect or if the Company or any Stockholder fails to comply in any material respect with any material covenant or agreement contained in this Agreement, and any such misrepresentation, noncompliance or breach is not cured, waived or eliminated within 30 days after receipt of written notice thereof;

            (c) at any time prior to the Effective Time by the Company if any representation or warranty of Tatonka or Tatonka Sub contained in this Agreement or in any certificate or other document executed and delivered by Tatonka or Tatonka Sub pursuant to this Agreement is or becomes untrue in any material respect of if Tatonka fails to comply in any material respect with any covenant or agreement contained in this Agreement, and any such misrepresentation, noncompliance or breach is not cured, waived or eliminated within 30 days after receipt of written notice thereof;

            (d) at any time prior to the Effective Time by Tatonka if, as a result of the conduct of due diligence and regulatory compliance procedures, Tatonka deems termination to be advisable; or

            (e) by Tatonka or the Company if the Merger shall not have been consummated by March 31, 1998.

     Section 14.2. Effect of Termination. Except as set forth in Section 15.3, in the event this Agreement is terminated pursuant to this Article XIV, this Agreement shall forthwith become void.

                                   ARTICLE XV
                    NONDISCLOSURE OF CONFIDENTIAL INFORMATION

     Section 15.1. Non-Disclosure Covenant. The Company recognizes and acknowledges that each has in the past, currently has, and in the future may possibly have, access to certain Confidential Information of Tatonka and the Surviving Corporation that is valuable, special and a unique asset of such entity's business. Tatonka and Tatonka Sub acknowledges that they have had in the past, currently have, and in the future may possibly have, access to certain Confidential Information of the Company that is valuable, special and a unique asset of each such business. The Company, Tatonka and Tatonka Sub, severally, agree that they will not disclose such Confidential Information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except (a) to authorized representatives of Tatonka, Tatonka Sub, Surviving Corporation and the Company and (b) to counsel and other advisers to Tatonka, Tatonka Sub, Surviving Corporation and the Company provided that such advisers (other than counsel) agree to the confidentiality provisions of this
Section 15.1, unless (i) such information becomes available to or known by the public generally through no fault of the Company, Tatonka or Tatonka Sub, as the case may be, (ii) disclosure is required by law or the order of any governmental authority under color of law, provided, that prior to disclosing any information pursuant to this clause (ii) the Company, Tatonka or Tatonka Sub, as the case may be, shall, if possible, give prior written notice thereof to the Company, Tatonka or Tatonka Sub and provide the Company, Tatonka or Tatonka Sub with the opportunity to contest such disclosure, (iii) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party, or (iv) the disclosing party is the sole and exclusive owner of such Confidential Information as a result of the Merger or otherwise. In the event of a breach or threatened breach by the Company, on the one hand, and Tatonka or Tatonka Sub, on the other hand, of the provisions of this Section, Tatonka, Tatonka Sub, the Surviving Corporation and the Company shall be entitled to an injunction restraining the other party, as the case may be, from disclosing, in whole or in part, such Confidential Information. Nothing in this Agreement shall be construed as prohibiting any of such parties from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.

     Section 15.2. Damages. Because of the difficulty of measuring economic losses as a result of the breach of the foregoing covenants, and because of the immediate and irreparable damage that would be caused for which they would have no other adequate remedy, Tatonka, Tatonka Sub, the Surviving Corporation and the Company agree that, in the event of a breach by either of them of the foregoing covenant, the covenant may be enforced against them by injunctions and restraining orders.

     Section 15.3. Survival. The obligations of the parties under this Article XV shall survive the termination of this Agreement.

                                   ARTICLE XVI
                                  MISCELLANEOUS

     Section 16.1. Amendment; Waivers. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by all the parties hereto. Any waiver of any terms and conditions hereof must be in writing, and signed by the parties hereto. The waiver of any of the terms and conditions of this Agreement shall not be construed as a waiver of any other terms and conditions hereof.

     Section 16.2. Assignment. Neither this Agreement nor any right created hereby or in any agreement entered into in connection with the transactions contemplated hereby shall be assignable by any party hereto, except by Tatonka to a wholly owned subsidiary of Tatonka; provided that any such assignment shall not relieve Tatonka of its obligations hereunder.

     Section 16.3. Parties in Interest; No Third Party Beneficiaries. Except as otherwise provided in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the parties hereto. Tatonka and Tatonka Sub acknowledge and agree that the rights and remedies of the Company under this Agreement will be directly available to the Stockholders as third party beneficiaries of the rights and remedies of the Company under this Agreement, including, without limitation, the rights and remedies under Article XIII to indemnification from Tatonka and Tatonka Sub against Damages incurred by the Stockholders resulting from a breach by Tatonka or Tatonka Sub of any representation, warranty or covenant of Tatonka or Tatonka Sub contained in this Agreement. Except as provided in the preceding sentence or as otherwise provided in this Agreement, neither this Agreement nor any other agreement contemplated hereby shall be deemed to confer upon any person not a party hereto or thereto any rights or remedies hereunder or thereunder.

     Section 16.4. Entire Agreement. This Agreement and the agreements contemplated hereby constitute the entire agreement of the parties regarding the subject matter hereof, and supersede all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

     Section 16.5. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

     Section 16.6. Survival of Representations, Warranties and Covenants. The representations, warranties and covenants contained in this Agreement shall survive the Closing and all statements contained in any certificate, exhibit or other instrument delivered by or on behalf of the Company, any Stockholder, Tatonka or Tatonka Sub pursuant to this Agreement shall be deemed to have been representations and warranties by the Company, such Stockholder, Tatonka and Tatonka Sub. Notwithstanding any provision in this Agreement to the contrary, the representations and warranties contained in this Agreement shall survive the Closing until the second anniversary of the Closing Date except that (a) the representations and warranties set forth in Section 3.20 with respect to environmental matters shall survive for a period of ten years, (b) the representations and warranties set forth in Section 3.28 with respect to tax matters shall survive until such time as the limitations period has run for all tax periods ended prior to the Closing Date, (c) the representations and warranties contained in Section 3.25 and Section 3.31 with respect to healthcare matters shall survive for a period of six years and (d) solely for purposes of
Section 13.1(c) and Section 13.2(c), and solely to the extent that any party to be indemnified pursuant to such provisions actually incurs liability under the Securities Act, the Exchange Act or any other Federal or state securities law, the representations and warranties set forth therein shall survive until the expiration of any applicable limitations period.

     Section 16.7. Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS (BUT NOT THE RULES GOVERNING CONFLICTS OF
LAWS) OF THE STATE OF OKLAHOMA.

     Section 16.8. Captions. The captions in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

     Section 16.9. Gender and Number. When the context requires, the gender of all words used in this Agreement shall include the masculine, feminine and neuter and the number of all words shall include the singular and plural.

     Section 16.10. Confidentiality; Publicity and Disclosures. Each party shall keep this Agreement and its terms confidential, and shall make no press release or public disclosure, either written or oral, regarding the transactions contemplated by this Agreement without the prior knowledge and consent of the other parties hereto; provided that the foregoing shall not prohibit any disclosure (a) by press release, filing or otherwise that Tatonka has determined in its good faith judgment and after advice of legal counsel to be required by Federal securities laws or the rules of the National Association of Securities Dealers, (b) to attorneys, accountants, investment bankers or other agents of the parties assisting the parties in connection with the transactions contemplated by this Agreement and (c) by Tatonka in connection with conducting an examination of the operations and assets of the Companies; provided that Tatonka shall reasonably promptly provide notice of any release. In the event that the transactions contemplated hereby are not consummated for any reason whatsoever, the parties hereto agree not to disclose or use any Confidential Information they may have concerning the affairs of the other parties, except for information that is required by law to be disclosed; provided that should the transactions contemplated hereby not be consummated, nothing contained in this Section shall be construed to prohibit the parties hereto from operating businesses in competition with each other.

     Section 16.11. Notice. Whenever this Agreement requires or permits any notice, request, or demand from one party to another, the notice, request or demand must be in writing to be effective and shall be deemed to be delivered and received (i) if personally delivered or if delivered by telex, telegram or courier service, when delivered to the party to whom notice is sent, (ii) if delivered by facsimile transmission, when so sent and receipt acknowledged by receipt or (iii) if delivered by mail (whether actually received or not), at the close of business on the third business day next following the day when placed in the mail, postage prepaid, certified or registered, addressed to the appropriate party or parties, at the address of such party set forth below (or at such other address as such party may designate by written notice to all other parties in accordance herewith):

         If to Tatonka or Tatonka Sub:

         Tatonka Energy, Inc.
         1601 N.W. Expressway, Suite 1910
         Oklahoma City, Oklahoma 73118
         Attn. Mr. Joe R. Love

         with a copy to:

         Derrick & Briggs
         Bank One Center, 20th Floor
         100 N. Broadway Ave.
         Oklahoma City, Oklahoma  73102
         Attn. Mr. Gary W. Derrick

         If to the Company or any Stockholder:

         Phy. Med., Inc.
         9603 White Rock Trail, Suite 100
         Dallas, Texas  75258
         Attn. Mr. George C. Barker

         with a copy to:

         Bruce B. Hart, Esq.
         Bruce B. Hart, P.C.
         10440 North Central Expressway
         Suite 610
         Dallas Texas 75231

                  AND

         James V. Grevelle, Esq.
         James V. Grevelle, P.C.
         15303 Dallas Parkway, Suite 700, LB 17 Dallas, Texas 75248

     Section 16.12. No Waiver; Remedies. No party hereto shall by any act (except by written instrument pursuant to Section 16.1 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default in or breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of any party hereto, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No remedy set forth in this Agreement or otherwise conferred upon or reserved to any party shall be considered exclusive of any other remedy available to any party, but the same shall be distinct, separate and cumulative and may be exercised from time to time as often as occasion may arise or as may be deemed expedient.

     Section 16.13. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

     Section 16.14. Defined Terms. Terms used in the Exhibits to this Agreement and the Disclosure Schedules with their initial letter capitalized and not otherwise defined therein shall have the meanings as assigned to such terms in this Agreement.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.


TATONKA:                  TATONKA ENERGY, INC.



                          By:  /s/ Joe Foor
                               ------------------------------
                               Joe Foor
                               President


TATONKA SUB:              TATONKA ENERGY SUBSIDIARY, INC.,



                          By: /s/ Joe Foor
                              -------------------------------
                              Joe Foor
                              President


THE COMPANY:              PHY. MED., INC.



                          By: /s/ George C. Barker
                              -------------------------------
                              George C. Barker
                              President
BARKER:



                              /s/ George C. Barker
                              -------------------------------
                              George C. Barker


ESOP:                     EMPLOYEE STOCK OWNERSHIP
                          PLAN OF PHY. MED, INC.



                          By:  /s/ George C. Barker
                               ------------------------------
                               George C. Barker, Trustee

                        Exhibit A - Merger Consideration


The Stockholders shall receive the following Tatonka Common Stock as their Merger Consideration:

George C. Barker...............................................54,230,788 shares

The ESOP.......................................................15,184,621 shares

Total Merger Consideration.....................................69,415,409 shares


                      Exhibit "B" - Preferred Stock Listing

                                                                                     CANCELLED/
                                        CERTIFICATE         PREFERRED      DATE      CONVERTED      COMMON      REMAINING
SHAREHOLDER                            CO.        NO.         SHARES    CONVERTED      SHARES       SHARES      PREFERRED
-----------                            ---    ---------     ---------   ---------    ----------     -------     ---------

Adams, Gaylon                          SEC    P-2-   1        4,098                                               4,098
Adams, John                            SEC    P-2-   2        2,089                                               2,089
B-SH Enterprises                       SEC    P-2-   11       3,688                                               3,688
Beals, James A. & Teri                 SEC    P-2-   5        2,048                                               2,048
Bernstein, Barbara L.                  SEC    P-2-   34       4,098                                               4,098
Bird Investment                        SEC    P-2-   6        2,048                                               2,048
Blanton, Mary C.                       SEC    P-2-   8        2,048         4/95      (2,048)                         0
Blanton, Mary C. 1991 Revocable        TEI    P-     12       2,048                                               2,048
         Trust U/A Dtd.
Boatman, Dr. Karl K.                   SEC    P-2-   7        4,098                                               4,098
Bowman, Roger B.                       SEC    P-2-   9        2,048         1/95      (2,048)                         0
Bowman, Roger B. Revocable             TEI    P-     1        2,048                                               2,048
         Living Trust
Brelsford, C.D. & Barbara              SEC    P-2-   10       2,048         1/95      (2,048)                         0
Buchanan, James C. III                 SEC    P-2-   12       2,048                                               2,048
Buchholz, Don                          SEC    P-2-   13       2,048                                               2,048
Cobb, Allen B.                         SEC    P-2-   14       2,048         1/95      (2,048)                         0
Cobb, Allen B.                         TEI    P-     2        2,048                                               2,048
Croley, Marion, D.D.S.                 SEC    P-2-   15       2,048         1/95      (2,048)                         0
Davis, William A.                      SEC    P-2-   16       4,098                                               4,098
Diamond H. Partnership                 SEC    P-2-   18       8,195                                               8,195
Evans, Mary J.                         SEC    P-2-   19       2,459         3/95      (2,459)                         0
Evans, Mary J.                         TEI    P-     9        2,459                                               2,459
Foor, Joe Paul                         SEC    P-2    4        8,112         3/95      (8,112)      27,413             0
Foor, Anne C.                          TEI    P-     11       4,000                                               4,000
Foor, Joe Paul                         TEI    P-     10       4,112         4/95      (4,112)      27,413             0
Garland, Bud F., Trustee               SEC    P-2-   20       2,048         9/93      (2,048)      13,653             0
Garland, Gary F.                       SEC    P-2-   21       2,048                                               2,048
Graves, Ron L.                         SEC    P-2-   22       2,048         4/95      (2,048)                         0
Graves, Ron L.                         TEI    P-     13       2,048                                               2,048
HiPoint Petroleum                      SEC    P-2-   23      12,290                                              12,290
Holt, A.B.                             SEC    P-2-   24       2,048                                               2,048


                                       56


Hutchison, Harold D.                   SEC    P-2-   25       2,048         3/95      (2,048)                         0
Hutchison, Harold D.                   TEI    P-     8        2,048                                               2,048
James, Mel                             SEC    P-2-   3        2,089                   (2,089)                         0
Johnston, John W.                      SEC    P-2-   26       4,098                                               4,098
Kemper Clearing Corp.                  TEI    P-     7        2,048         4/96      (2,048)                         0
EVEREN Clearing Corp.                  TEI    P-     14       2,048                                               2,048
Kendrick, Carl B.                      SEC    P-2-   27       2,048                   (2,048)                         0
McGarrahan, Dedmon II                  SEC    P-2-   17       2,048                                               2,048
Mitchell, Robert H.                    SEC    P-2-   27       2,048                                               2,048
Partridge Capital Corporation          SEC    P-2-   29      10,242                                              10,242
Payne, Vivian S.                       SEC    P-2-   30       2,048         1/95      (2,048)                         0
Payne, Vivian S.                       TEI    P-     3        2,048                                               2,048
Prudential Securities Incorporated     TEI    P-     4        2,048                                               2,048
R & M Investments                      SEC    P-2-   31       2,048                                               2,048
Ritchey, J. Rickey & Jack Reynolds,    SEC    P-2-   32       2,048                                               2,048
Rosenthal, Dr. Avram E.                SEC    P-2-   33       4,098         1/95      (4,098)                         0
Rosenthal, Dr. Avram E.                TEI    P-     5        4,098                                               4,098
Scholl, Richard L.                     SEC    P-2-   35       2,048                   (2,048)                         0
Seikel   Energy Partnership            SEC    P-2-   36      12,290                                              12,290
Spivey, Dan, M.D.                      SEC    P-2-   37       2,048                                               2,048
Temple & Temple                        SEC    P-2-   38       2,048                                               2,048
Thompson, James L. & Steve             SEC    P-2-   39       6,146                                               6,146
         Horowitz
Triplett-Organ                         SEC    P-2-   40       2,048         1/95      (2,048)                         0
Triplett-Organ                         TEI    P-     6        2,048                                               2,048
Upp, Brian H.                          SEC    P-2-   41       2,048                                               2,048
Vucicevic, Dusan, M.D.                 SEC    P-2-   43       2,048                                               2,048
Wood, C. Courtney                      SEC    P-2-   42       2,048                                               2,048
                                                            -------             ---------------------------------------
                                                            182,633                   (47,494)    68,479        135,139
                                                            =======             =======================================

                  Exhibit C - Stockholder Representation Letter







To the Board of Directors of Tatonka:

     As a Stockholder and party to the Merger Agreement of even date herewith, and in consideration of the shares of Tatonka Common Stock that I will receive if the Merger is closed, I hereby represent to you as follows:

     (a) I am acquiring the Tatonka Common Stock for my own account for investment and not with a view to, or for resale in connection with, any distribution or the grant of any participation in the Tatonka Common Stock, and I have has no present intention of distributing any Tatonka Common Stock. I am an "accredited investor" as that term is defined in Regulation D under the Securities Act of 1993 (the "Act"). I understand that the shares of Tatonka Common Stock that I am to receive as the Merger Consideration are "restricted securities" under the Act and can only be sold under Rule 144 as promulgated under the Act.

     (b) I represent and warrant that I am qualified by my own experience in financial and business matters to evaluate the Merger and that I am able to bear any economic loss resulting from the Merger and to hold such Tatonka Common Stock indefinitely. I understand that no Federal or state governmental authority has made any finding or determination relating the fairness of the Merger. I represent and warrant that the Merger is suitable for me in light of the circumstances.

     (c) I am familiar with the business, operations and financial condition of Phy.Med., Inc. and have had full and complete access to all material information about Tatonka and such other information I deem material to the business of Tatonka and Phy.Med. Inc., and to the consummation of the Merger, and I am relying upon no oral representations in connection with the Merger.

         These representations and warranties are made as of the Closing Date. Capitalized terms used herein shall have the meaning given in the Merger Agreement.

                                                     Sincerely,


                                                     /s/ George C. Barker
                                                     --------------------
                                                     George C. Barker

To the Board of Directors of Tatonka:

     As a Stockholder and party to the Merger Agreement of even date herewith, and in consideration of the shares of Tatonka Common Stock that it will receive if the Merger is closed, the Employee Stock Ownership Plan of Phy. Med., Inc. (the "ESOP") hereby represents to you as follows:

     (a) The ESOP is acquiring the Tatonka Common Stock for its own account for investment and not with a view to, or for resale in connection with, any distribution or the grant of any participation in the Tatonka Common Stock, and it has no present intention of distributing any Tatonka Common Stock. It is "accredited investor" as that term is defined in Regulation D under the Securities Act of 1993 (the "Act"). The ESOP understands that the shares of Tatonka Common Stock that it is to receive as the Merger Consideration are "restricted securities" under the Act and can only be sold under Rule 144 as promulgated under the Act.

     (b) The Trustee of the ESOP represents and warrants that he is qualified by his own experience in financial and business matters to evaluate the Merger and that the Merger and the investment in the Tatonka Common Stock is a suitable investment for the ESOP. The ESOP is able to bear any economic loss resulting from the Merger and to hold such Tatonka Common Stock indefinitely. The ESOP acknowledges that no Federal or state governmental authority has made any finding or determination relating the fairness of the Merger.

     (c) The ESOP has had full and complete access to all material information about Tatonka and such other information its Trustee deems material to the business of Tatonka and Phy.Med. Inc., and to the consummation of the Merger. The ESOP is relying upon no oral representations in connection with the Merger.

         These representations and warranties are made as of the Closing Date. Capitalized terms used herein shall have the meaning given in the Merger Agreement.

                               Sincerely,
                               Employee Stock Ownership Plan of Phy. Med., Inc.


                               By:  /s/ George C. Barker, Trustee
                                    -----------------------------
                                    George C. Barker, Trustee


                                        2